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                                                                    EXHIBIT 10.2

                       NOTE AND EQUITY PURCHASE AGREEMENT

         THIS NOTE AND EQUITY PURCHASE AGREEMENT (this "Agreement") is made effective as of March 14, 2003, by and between Montauk Battery Realty LLC, a New York limited liability company (the "Company"), and New Valley Real Estate Corporation, a Delaware corporation ("New Valley"), and The Prudential Real Estate Financial Services of America, Inc., a California corporation ("PREFSA" and together with New Valley, the "Purchasers").

                                   BACKGROUND

         The Company desires to borrow an aggregate of $19,000,000 from the Purchasers and each Purchaser is willing to make an Initial Loan to the Company in the amount set forth in Annex A hereto in consideration of the Company issuing to such Purchaser a Subordinated Promissory Note evidencing its Initial Loans in the form attached hereto as Exhibit I (each, a "Note") and a percentage membership interest in the Company in the amount set forth in Annex B hereto (each, a "Membership Interest"), on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:

         1.       SALE OF THE NOTES AND THE MEMBERSHIP INTERESTS.

                  1.1. ISSUANCE, SALE AND DELIVERY. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2), the Purchasers agree to make the Loans to the Company, which Loans shall be evidenced by the Notes. In consideration therefore, subject to the terms and conditions hereof, the Company agrees to issue and deliver to each Purchaser a Note and Membership Interest.

                  1.2. DETERMINATION OF INITIAL LOAN ISSUE PRICE. Solely for Federal, state and local income tax purposes (and not for financial accounting purposes), Purchasers and the Company desire to establish the issue price at which the Initial Loans would have been issued had they been issued without the purchase by Purchasers of the Membership Interests in accordance with the provisions of Treasury Regulations Section 1.1273-2(h) and Section 1273(c)(2) of the Code, thereby establishing (i) the fair market value of the Membership Interests, (ii) the "issue price," within the meaning of Section 1273(b) of the Code, of the Initial Loans, and (iii) the related Federal income tax consequences to the Purchasers and the Company arising from this Agreement. In such connection, Purchasers and the Company agree as follows:

                  (a) the issuance of the Loans and the Membership Interests for their respective Loan Amount constitutes an "investment unit" within the meaning of Section 1273(b)(2) of the Code;

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                  (b)      the Company and each Purchaser have determined that
         (a) the aggregate "issue price" under Section 1273(d) of the Code of each Note is as set forth in Schedule 1.2(a); and (b) the aggregate purchase price under Section 1273(b) of the Code of the Membership Interests is as set forth in Schedule 1.2(b). Each Purchaser and the Company shall prepare and file their respective Tax Returns in a manner which is consistent with the allocation of fair market values to each Note and Membership Interest pursuant to this Section 1.2. Mr. Ralph Cusano (631-549-7401) or his/her successor at the Company will provide each Purchaser with information necessary for them to properly report their income from this transaction.

         2. CLOSING. The issuance and delivery of the Notes evidencing the Initial Loans shall take place on March 14, 2003 at 10 a.m. local time at such place as the parties may agree, or at such other date and time as may be agreed upon between the Purchasers and the Company (such transaction being the "Closing" and such date and time being the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser its respective Note and Membership Interest. In exchange for such delivery, each Purchaser shall deliver to the Company a wire transfer in the amount set forth in Annex A to the account designated by the Company.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchasers, both as of the date hereof and as of the Closing Date, as follows:

         3.1 ORGANIZATION AND EXISTENCE. The Company and each Company Subsidiary is a limited liability company, partnership or corporation duly organized, validly existing and in good standing under the laws of the State of its formation with all requisite power to carry on its business as now conducted. The Company and each Company Subsidiary is qualified to do business as a foreign entity in each jurisdiction in which the conduct of its business or the ownership or leasing of properties makes such qualification necessary. The Company and each Company Subsidiary has full power and authority to own its property and to carry on its business as now owned and operated (after giving effect to the acquisitions contemplated by the Purchase Agreement). Copies of the Company's and each Company Subsidiary's (i) articles of organization, articles of incorporation or certificate of limited partnership, as applicable, certified by the Secretary of State of the State of its formation, and (ii) operating agreement, bylaws, or partnership agreement, as applicable, certified by the Certifying Person of the Company or Company Subsidiary, each of which will be delivered to Purchasers at or before the Closing, will be complete and correct and, from the respective dates of certification thereof through the Closing Date, there will not be any amendments to any of the foregoing organizational documents.

         3.2      AUTHORITY OF COMPANY.

                  (a) The execution and delivery by the Company of this Agreement and each of the Related Documents to which the Company is a party and the performance of its obligations hereunder and thereunder: (i) are within the Company's statutory powers; (ii) are duly authorized by all requisite action;
(iii) are not in contravention of the terms of the

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Company's organizational documents, as amended, or of any indenture, agreement or undertaking to which the Company is a party or by which it or any of its property is bound or affected; (iv) do not and will not require the consent, approval or authorization of or declaration, registration or filing with any Governmental Entity or any nongovernmental Person; (v) do not and will not contravene any contractual or governmental restriction binding upon the Company or any Company Subsidiary; and (vi) will not, except as contemplated herein, result in the imposition of any Liens on or with respect to any of the Company or any Company Subsidiary's property or assets.

         3.3      BINDING EFFECT.

                  (a) This Agreement and the Related Documents have been fully executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and by the application of general equitable principles (regardless of whether such principles are considered in a proceeding at law or in equity).

         3.4 CAPITALIZATION. Neither the Company nor any Company Subsidiary has any outstanding securities convertible into or exchangeable for any of its equity securities and, except as provided in the Kaufman Employment Agreement, no Person has any right or option to acquire any equity securities of the Company or any Company Subsidiary or any securities convertible into or exchangeable for any equity securities of the Company or any Company Subsidiary.

         3.5 FINANCIAL STATEMENTS AND OTHER INFORMATION; FINANCIAL CONDITION. The Company has furnished to Purchasers copies of the financial statements listed in Schedule 3.5 attached hereto. All financial statements referred to in this Section 3.5 are true, complete and correct, have been prepared in accordance with GAAP and fairly present the financial condition of the Company and the Company Subsidiaries as at the date thereof and the results of operations of the Company and the Company Subsidiaries for the period covered by the statement of income and cash flow contained therein. The Company and the Company Subsidiaries do not have any material obligations or liabilities, contingent or otherwise, not fully disclosed by the financial statements.

         3.6 INVENTORIES. The Company and the Company Subsidiaries have no inventories.

         3.7 TITLE; LIENS AND ENCUMBRANCES. The Company and the Company Subsidiaries either own or hold under leases all of the material properties used by their businesses. Each of the Company and each Company Subsidiary has good, indefeasible and marketable title to all of its property (reflected in the balance sheets described in Section 3.5), free and clear of all security interests, liens, encumbrances, restrictions and other burdens, except as set forth on Schedule 3.7 and as permitted by Section 7.2(d). Except as set forth on
Schedule 3.7, no financing statement (other than any which may have been filed on behalf of PREFSA) covering any of the Collateral is on file in any public office applicable thereto (collectively, "Applicable Public Offices"), which offices are listed on Schedule 3.7. Except for (i) those financing

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statements naming PREFSA as secured party filed with respect to the Long Island
Facilities (which financing statements shall be terminated on or prior to the Closing Date), (ii) those financing statements naming PREA as secured party filed with respect to the Franchise Term Note and (iii) any financing statements naming NFB as secured party filed with respect to the NFB Loan, each of the financing statements listed in Schedule 3.7 evidence a lien on specific equipment of B&H given to secure B&H's obligations under an equipment lease or in connection with equipment lease financing.

         3.8 COMPLIANCE WITH LAWS. The Company and each Company Subsidiary is in compliance in all material respects with all, and has not received notice of violation or investigation with respect to any, laws, ordinances, rules or regulations relating to the operation of its business or affecting any of its assets.

         3.9 NO MATERIAL ADVERSE EFFECT. Since the date of the latest financial statements of the Company and the Company Subsidiaries submitted to Purchasers, there have been no changes in the condition, financial or otherwise, of its business, or in its prospects, earnings or properties, whether or not arising from transactions in the ordinary course of business, that, individually or in the aggregate, might result in any Material Adverse Effect.

         3.10 FRANCHISES, PATENTS, TRADEMARKS AND OTHER RIGHTS. The Company and each Company Subsidiary has all franchises, permits, licenses and other authority as are necessary to enable it to carry on its business as now being conducted and as proposed to be conducted as of the Closing Date (collectively, the "Permits"), and is not in default under any Permits which are material to its respective business, properties, operations or condition, financial or otherwise. The Company and each Company Subsidiary owns, possesses or has rights to all the patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names and copyrights (all of which are valid and in good standing) that are sufficient for the lawful and efficient operation of its respective business as presently conducted and as presently proposed to be conducted as of the Closing Date, without any conflict with the rights of others. There are no claims, disputes, actions or proceedings pending by or against the Company or any Company Subsidiary (or any predecessor in interest to the Collateral) with respect to any of the foregoing items, and, to the best of the Company's knowledge, none is threatened against the Company or any Company Subsidiary or its respective business or properties.

         3.11 REAL PROPERTY MATTERS. The Company and the Company Subsidiaries own no real property. Set forth on Schedule 3.11 attached hereto are all of the locations at which the Company and the Company Subsidiaries operate their businesses and maintain the Collateral.

         3.12 PENDING LITIGATION. Except as set forth on Schedule 3.12, there is no pending or, to the best of the Company's knowledge, threatened action at law, suit, proceeding or investigation, at law or in equity or otherwise, in, for or by any court or governmental board, commission, agency, department or office arising from or relating to the Company, any Company Subsidiary or any of their respective properties, or to the past, present or proposed operations of the Company or any Company Subsidiary's business. Neither the Company nor any Company Subsidiary is subject to, nor does any basis exist for, any order, judgment, decree or governmental restriction that does or could adversely affect its prospects, earnings, properties

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or condition, financial or otherwise, or the Company or any Company Subsidiary's business as now being conducted and as proposed to be conducted as of the Closing Date. There is no plan, study, litigation, action, proceeding or effort by any Governmental Entity or private party that in any way challenges, affects, or would challenge or affect, the prospects, earnings, properties or condition, financial or otherwise, of the Company or any Company Subsidiary's business.

         3.13 SOLVENCY. After giving effect to this Agreement and the other Related Documents, and the transactions contemplated hereby and thereby, neither the Company nor any Company Subsidiary is Insolvent or left with assets or capital that is unreasonably small in relation to its business or the Subordinated Obligations. Neither the Company nor any Company Subsidiary intends to incur, and in connection with this Agreement and the Related Documents, and the performance of its obligations contemplated hereby and thereby, neither the Company nor any Company Subsidiary shall incur, debts beyond its ability to pay them as they mature. The Company has not executed this Agreement and the Related Documents, nor made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors. "Insolvent" means, with respect to the Company or any Company Subsidiary, that
(a) determined on the basis of a "fair valuation" or their "fair saleable value" (whichever is the applicable test under Section 548 and other relevant provisions of the Bankruptcy Code and the relevant state fraudulent conveyance or transfer laws), the sum of the Company or such Company Subsidiary's assets is less than its respective debts, or (b) the Company or such Company Subsidiary is generally not paying its debts as they become due. The meanings of the terms "fair valuation" and "fair saleable value" and the calculation of assets and liabilities shall be determined and made in accordance with the relevant provisions of the Bankruptcy Code and applicable state fraudulent conveyance or transfer laws.

         3.14     EMPLOYEE BENEFITS.

                  (a) All Plans maintained by the Company and any Company Subsidiary or to which they contributed within the last three years are listed on Schedule 3.14. All Plans which constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA are so designated on Schedule 3.14 and all Plans which constitute "employee welfare benefit plans" as defined in Section 3(1) of ERISA are so designated on Schedule 3.14. Except as set forth on
Schedule 3.14, none of the Plans is a Multiemployer Plan. Except as set forth in
Schedule 3.14, the Plans are qualified under Section 401 of the Code, and any trust or insurance contract through which the Plans are funded is exempt from federal income tax under Section 501 of the Code and nothing has occurred which would cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA with respect to the operation of the Plans.

                  (b) Except as set forth on Schedule 3.14, all contributions required by law to have been made under the Plans (without regard to any waivers granted under Section 412 of the Code) have been made.

                  (c) Except as set forth on Schedule 3.14, the actuarial present value of accumulated benefits (both vested and unvested) of each of the respective Plans subject to Title IV of ERISA does not exceed the assets of such Plan based on the actuarial assumptions used in

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funding such Plans as disclosed in the actuarial reports for the Plans, copies of which have been delivered to Purchasers.

                  (d) Except as set forth on Schedule 3.14, there has been no Reportable Event with respect to the Plans subject to Title IV of ERISA, or any event requiring disclosure under Section 4062(c), 4063(a) or 4041(e) of ERISA.

                  (e) Except as set forth on Schedule 3.14, and except for reporting and disclosure requirements which may be applicable to unfunded welfare plans and insured welfare plans, there is no violation of ERISA known to the Company or any Company Subsidiary with respect to the filing of applicable reports, documents and notices regarding the Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Plans.

                  (f) With respect to each Plan, complete copies of the following documents have been delivered to Purchasers: (i) any Plans and related trust documents and amendments thereto; (ii) Forms 5500, financial statements and actuarial reports for the last three plan years and any estimates of projected future liabilities; (iii) the last Service determination letter; and
(iv) summary plan descriptions.

                  (g) Except as set forth on Schedule 3.14, there are no pending claims or lawsuits which have been asserted or instituted against the assets of any of the trusts under the Plans or against the Company or any Company Subsidiary, or any fiduciary of the Plans with respect to the operation of the Plans.

                  (h) Except as set forth on Schedule 3.14, all amendments required to bring the Plans into conformity in all material respects with all of the applicable provisions of ERISA have been made.

                  (i) Except as set forth on Schedule 3.14, any bonding required with respect to the Plans in accordance with the applicable provisions of ERISA has been obtained and is in full force and effect.

                  (j) Except as set forth on Schedule 3.14, and except as provided above, the Plans have been maintained in all material respects in accordance with their terms and with the provisions of ERISA (including rules and regulations thereunder) applicable thereto and neither the Company nor any Company Subsidiary nor any "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Title I, Part 4 of ERISA.

                  (k) Except as set forth on Schedule 3.14, neither the Company nor any Company Subsidiary has incurred any liability to the PBGC.

                  (l) Except as set forth on Schedule 3.14, no Plan that is a welfare plan provides for benefit coverage to employees after termination of employment.

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         3.15     USE OF PROCEEDS OF LOAN. The proceeds of the Loans shall be used by the Company to fulfill its obligations in accordance with the Purchase Agreement, to pay off in full the Long Island Facilities and for working capital purposes. No part of the proceeds of the Loans shall be used, directly or indirectly, to purchase or carry any margin stock, within the meaning of Regulation G or X of the Board of Governors of the Federal Reserve System, or to purchase or carry any equity security of a class which is registered pursuant to
Section 12 of the Securities Act of 1933, as amended, in violation of Regulation G or X of the Board of Governors.

         3.16     COLLATERAL.

                  (a) Except as set forth on Schedule 3.16(a), no financing statement, mortgage, notice of judgment or any other similar instrument covering all or any part of the Collateral and naming the Company or any Company Subsidiary or any predecessor in title with respect to the Collateral as debtor is on file in any applicable public office except those that may have been filed by the Company and the Company Subsidiaries in favor of Purchasers pursuant to this Agreement or those that relate to Permitted Liens.

                  (b) The Company and the Company Subsidiaries are the sole and lawful owners of all Collateral, free and clear of any and all Liens, except for the Liens granted or allowed under this Agreement and Permitted Liens.

                  (c) Upon appropriate financing statements having been filed in the jurisdictions listed on Schedule 3.16(c) attached hereto, this Agreement is and will be effective to create a valid and perfected first priority Lien on and first priority perfected security interest in (subject to any Permitted Liens) the Collateral as to which filing is a permitted method of perfection, securing the payment to Purchasers and performance of the Subordinated Obligations. Assuming the filing of appropriate financing statements in the jurisdictions listed on Schedule 3.16(c) attached hereto, all filings and other actions necessary to perfect and protect Purchasers' security interests have been duly taken, and those security interests are enforceable against creditors and purchasers from the Company and the Company Subsidiaries. The Company agrees to cooperate fully with Purchasers and to take all actions reasonably necessary to assist Purchasers in the filing and perfection of the security interests created pursuant to this Agreement.

                  (d) The Company and each Company Subsidiary's principal place of business, chief executive office and the place where its records concerning the Collateral are kept is located at its address as set forth on
Schedule 3.16(d) attached hereto.

                  (e) The Accounts are bona fide existing obligations created by the rendition of services to Account Debtors in the ordinary course of the applicable Borrower's business, unconditionally owed to the Company or the Company Subsidiary, as applicable, without defenses, disputes, offsets, counterclaims or rights of return or cancellation that are not generally granted within the industry of the Company or such Company Subsidiary. Neither the Company nor any Company Subsidiary has received notice of actual or imminent bankruptcy, insolvency or material impairment of the financial condition of any Account Debtor regarding any Account.

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         3.17     BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's fee or commission will be payable by the Company or any Company Subsidiary with respect to the transactions contemplated by this Agreement.

         3.18 LIABILITIES. Other than the liabilities incurred pursuant to this Agreement, and the unsatisfied liabilities reflected on the balance sheet of the Company and the Company Subsidiaries described in Section 3.5, the Company and the Company Subsidiaries have no liabilities (including, without limitation, contingent liabilities) other than accounts payable incurred in the ordinary course of their respective businesses. As of the date of this Agreement, the Company and the Company Subsidiaries have no Indebtedness for borrowed funds other than as expressly disclosed in Schedule 7.2(c) attached hereto.

         3.19 FINANCIAL BENEFIT. The Company hereby acknowledges and warrants it has derived or expects to derive a financial advantage from each loan or other extension of credit and each renewal, extension, release of Collateral, or other relinquishment of legal rights, made or granted or to be made or granted by the Purchasers in connection with the Subordinated Obligations.

         4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS. The Purchasers severally and not jointly, each represent and warrant to the Company, as to itself, and where so stated, covenants as follows:

                  (a) ENFORCEABILITY. This Agreement constitutes each Purchaser's valid and legally binding obligation, enforceable in accordance with its terms. Each Purchaser represents that it has full power and authority to enter into this Agreement and to consummate the Transactions.

                  (b) UNREGISTERED SECURITIES. Purchasers understand that the Notes and the Membership Interests (collectively, the "Securities") have not been registered under the Securities Act in reliance upon an exemption from registration for nonpublic offerings. Purchasers further recognize that the Securities may not be resold unless they and the transaction in which they are to be resold has been registered under the Securities Act or an exemption from registration is available for such sale. Purchasers accept that the Securities will each bear a legend to that effect. Further, Purchasers recognize that the Company has made no representations as to registration of the Securities under the Securities Act.

                  (c) INVESTMENT INTENT. Each Purchaser is acquiring the Securities for its own account, not as a nominee or agent, for investment and not with a view to resale or distribution of any part thereof except in compliance with the Securities Act (including pursuant to an available exemption from registration thereunder). Each Purchaser promises that it will not sell, hypothecate, transfer or otherwise dispose of the Securities, or attempt to do so, unless (i) they have been registered, to the extent applicable, under the Securities Laws or, (ii) an exemption from registration is available. Without limiting the foregoing, PREFSA shall be entitled to sell or otherwise transfer up to $3,000,000 in principal amount of Notes and related Membership Interests (or any portion thereof),

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         without any requirement for consent, to the persons listed on Schedule
         4(c) and/or any other Person who represents that it is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act so long as any such sale is made pursuant to an available exemption from registration or pursuant to Rule 144.

                  (d) NEGOTIATION; ACCESS TO INFORMATION. The terms of the Purchasers' purchase of the Securities were established by negotiations between Purchasers and the Company, and in connection therewith, each Purchaser was given access to the relevant information it requested concerning the Company's condition and operations, and the opportunity to ask questions of and receive answers from the Company's representatives. Each Purchaser is knowledgeable and experienced in financial and business matters and is in a position to make an informed investment decision concerning its investment in the Securities and the risks attending such investment. Further, in light of its financial position, each Purchaser is able to bear the economic risks of investment in the Securities.

                  (e) ACCREDITED INVESTOR. Each Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

                  (f) LEGENDS; STOP TRANSFER ORDERS. Each Purchaser hereby consents and agrees that the Company may imprint on any certificate evidencing the Securities an appropriate legend or notification to the effect that such shares are not freely transferable and may be transferred only in compliance with applicable securities laws. Except as provided in Section 4(c) above, each Purchaser further consents and agrees that the Company may give appropriate "stop order" instructions in this regard to any transfer agent for the Securities.

                  (g) COMPLIANCE; INDEMNITY. Each Purchaser hereby expressly promises not to offer for sale or sell any of the Securities, or any interest therein, except in compliance with the Securities Act, and other applicable securities laws and regulations. Purchasers hereby promises to indemnify the Company, together with its officers and directors, against any and all liabilities, losses, damages and expenses (including reasonable attorney fees) arising (directly or indirectly) from or in connection with such Purchaser's disposition of any of the Securities, or any interest therein, in violation of (or allegedly in violation of) applicable securities laws or regulations, including all such expenses incurred in connection with the defense against any such claim; provided that PREFSA shall not be required to indemnify the Company in connection with any disposition of securities to either of the persons listed on Schedule 4(c).

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         5.       CONDITIONS TO THE OBLIGATIONS OF PURCHASERS. The obligation of the Purchasers to make the Loans and receive the related Notes and the Membership Interests on the Closing Date is, at the option of the Purchasers, subject to satisfaction in full on or before the Closing Date of the following conditions, unless the Purchasers shall consent otherwise in writing:

                  (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE. The representations and warranties contained in Section 3 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and the Company shall deliver a certificate of its Chief Executive Officer to that effect.

                  (a) PERFORMANCE. The Company shall have performed and complied with all agreements contained herein and required to be performed or complied with by it prior to or at the Closing Date.

                  (c) FEES AND EXPENSES. The Company shall pay the reasonable fees and expenses incurred by Purchasers in connection with this Agreement and the Transactions.

                  (e) PROCEEDINGS. All corporate and other proceedings to be taken by the Company in connection with the Transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Agent.

                  (f) INSIGNIA ACQUISITION AND SENIOR LOAN. The Company shall, simultaneously with the Closing, have entered into the PREFSA Loan Agreement and consummated the Insignia Acquisition.

         6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to issue the Notes and the Membership Interests on the Closing Date is subject to satisfaction on or before the Closing Date of the following condition:

                  (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE. The representations and warranties of the Purchasers contained in Section 4 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                  (b) CONSENTS AND WAIVERS RECEIVED. The Company shall have obtained any requisite consents and waivers to the Transactions contemplated hereby.

         7.       COVENANTS OF THE COMPANY.

         The Company hereby covenants and agrees as follows:

                  7.1 AFFIRMATIVE COVENANTS. From and after the time that the Superior Debt is paid in full and continuing as long as any of the Subordinated Obligations shall remain unpaid:

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                  (a)      EXISTENCE. The Company shall maintain its existence
and the existence of each of its Subsidiaries, the qualification of good standing of the Company and each Subsidiary in their respective State of formation and in each state in which such Borrower or any such Subsidiary has a real estate brokerage office, and, except where the failure to do so does not result in a Material Adverse Effect, the Company and each Subsidiary's qualification and good standing in all states in which such qualification and good standing are necessary in order for the Company and each Subsidiary to conduct its businesses and own its property.

                  (b) COMPLIANCE WITH LAWS AND REGULATIONS. The Company shall comply, and cause each Subsidiary to, comply in all material respects with all laws, statutes, rules, regulations, ordinances, judgments, writs, decrees and orders of any Governmental Entity applicable to the Company or any Subsidiary and the Company and its Subsidiaries shall obtain or maintain any license (including, without limitation, any real estate brokerage license), permit or other authorization which may be or become necessary in order for them to conduct their businesses, own their properties and perform their obligations under this Agreement or the Related Documents.

                  (c)      TAX OBLIGATIONS.

                           (i)      The Company shall, and shall cause each
Subsidiary to, file all Tax Returns required by and prepared in accordance with applicable law and shall pay or cause to be paid all assessed against the Company or any Subsidiary, or payable by such the Company or any Subsidiary, at such times and in such manner as to prevent any penalty from accruing or any Lien or charge from attaching to property of the Company or any Subsidiary, provided that the Company and each Subsidiary shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such Tax, and upon good faith contest to delay or refuse payment thereof, provided, that (A) in the case of a delay or refusal of payment the proceedings shall cause the suspension of the collection of the applicable amount from the Company, any Subsidiary or the Collateral, (B) the contest shall have the effect of staying or postponing any sale, forfeiture or loss of the Collateral, (C) the Company or Subsidiary shall have set aside on its books adequate reserves with respect thereto, and shall have furnished whatever security is reasonably requested by Agent including a letter of credit, title insurance or bond and (D) the contest does not have a Material Adverse Effect.

                           (ii)     The Company shall notify the Agent promptly
(and in no event later than ten days after becoming aware of the intent of the Service to assert a deficiency with respect to it or any of its Subsidiaries), and shall promptly (and in no event later than 20 days following receipt of any notice of deficiency) inform the Agent of the proposed deficiency and deliver to Agent a copy of any notices of deficiency received from the Service. If the Agent so requests and if there is a reasonable legal basis therefor, the Company or such Subsidiary may elect to contest the claim of deficiency or to pay the Service in settlement of the claim of deficiency. If the Company or such Subsidiary elects to contest the claimed deficiency, the contest shall be conducted by outside tax -counsel reasonably acceptable to the Agent, and the Company or such Subsidiary (as the case may be) shall direct counsel to consult with and to provide the Agent with periodic status reports and assessments of the legal merits of the contest.

The contest shall continue through the appropriate administrative and court procedures, including appeals, until the outside tax counsel informs the Agent that further contest would be inadvisable taking into account all factors (including any proposed settlement or compromise by the Service). If the Company or any Subsidiary thereafter fails to pay or consent to the claimed deficiency, in the event that PREFSA fails to pay such amount as Lender under the PREFSA Loan Agreement, the Agent shall be entitled to pay the amount of the claimed deficiency, which amount shall then be added to the Subordinated Obligations, and the Company shall pay that amount to the Agent immediately upon demand, with interest at the interest rate then prevailing under the Notes.

                  (d) MAINTENANCE OF PROPERTIES. The Company shall keep, and cause each of its Subsidiaries to keep, such Company's and such Subsidiary's property which is materially useful or necessary in its business in good working order and condition and maintain the insurance thereon required by this Agreement and the Related Documents.

                  (e) MAINTENANCE OF RECORDS. The Company will maintain, and will cause each Subsidiary to maintain, adequate books, accounts and records in order to provide financial statements in accordance with GAAP and, if requested by the Agent, permit employees or representatives of the Agent at any reasonable time and upon reasonable notice to inspect and audit their properties, and to examine or audit their books and records and make copies and memoranda thereof.

                  (f) LABOR RELATIONS. The Company shall notify the Agent of any material labor dispute to which the Company or any Subsidiary may be a party and which involves any group of employees of the Company or any Subsidiary, no later than ten days after the occurrence of the dispute.

                  (g) INSURANCE. The Company shall, and shall cause each Subsidiary to, carry and maintain in full force and effect at all times with insurers rated A minus or better by A.M. Best and Company:

                           (i)      all workers' compensation or similar
insurance as may be required under the laws of any jurisdiction where the Company or any Subsidiary conducts business;

                           (ii)     commercial general liability insurance (on
an occurrence basis) against claims for personal injury, death or property damage suffered upon, in or about any premises owned or occupied by it or occurring as a result of the ownership, maintenance or operation by it of any automobile, truck or other vehicle or as a result of any residential real estate services rendered by it;

                           (iii)    insurance against loss or damage by fire,
theft, explosion, spoilage or other casualty, with a replacement value and agreed amount endorsement;

                           (iv)     errors and omissions insurance covering all
officers, directors, sales agents and employees of the Company or any Subsidiary;

                           (v)      fidelity insurance or bond for any employees
who handle the funds of the Company or any Subsidiary; and

                           (vi)     insurance against such other risks as are
usually insured against by Persons of established reputation engaged in the same or similar businesses and similarly situated as the Company and its Subsidiaries or as may be reasonably required by the Agent. Insurance specified in the foregoing clauses (i), (ii), (iii), (iv) and (v) shall be maintained in such form and in such amounts as the Agent may from time to time require, including a provision requiring that coverage shall not be terminated or materially modified without 30 days' prior written notice to the Agent and a provision requiring that no claims in excess of $25,000 shall be paid thereunder without ten days' advance written notice to the Agent. The Company shall provide to the Agent certificates of insurance each year with respect to each policy in connection with the annual renewal thereof (at such time so that the Agent shall have at all times a current certificate of insurance for the insurance then in effect), which certificate shall show the Agent as a loss payee.

                  (h) FURTHER ASSURANCE. The Company and each Subsidiary shall at any time or from time to time execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent to carry out to the Agent's satisfaction the transactions contemplated by this Agreement and the Related Documents. In particular, and without limiting the generality of the foregoing, the Company and each Subsidiary will from time to time, take all actions reasonably requested by the Agent to obtain, execute, deliver or file financing statements and other notices and amendments and renewals thereof, and take any and all steps and observe formalities requested by the Agent in order to create, perfect, protect and maintain valid continuing liens and security interests in the Collateral as contemplated by Section 9. All charges, expenses and fees that may be incurred by the Agent in connection with any of the foregoing, and any local taxes relating thereto, shall be charged to the Company's account and added to the Subordinated Obligations and shall be paid to the Purchasers immediately upon demand therefor with interest at the rate then in effect under the Notes.

                  (i) INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Agent and each holder of the Notes and their officers, stockholders, partners, members, Affiliates, directors, agents and employees from and against all losses, costs, fines, liabilities, judgments, actions, penalties, damages, injuries, claims, demands, disbursements and expenses, including attorneys' fees and costs, arising out of (i) claims by or on behalf of any brokers, finders or investment bankers; (ii) the failure of the Company or any Subsidiary to perform any obligations as and when required by this Agreement or the Related Documents; (iii) the operation or maintenance of any of the Collateral (except Collateral held by the Agent); (iv) the enforcement of this Agreement or the Related Documents; (v) the execution or consummation of this Agreement or the Related Documents; (vi) any aspect of, or any transaction contemplated by or referred to in, or any matter related to, this Agreement, in each case whether or not the Purchasers or a Note holder is a party thereto; or
(vii) claims arising out of the Company's or any Subsidiary's business operations (including any arising out of any actions or inactions of employees, selling agents and managers); except to the extent those losses, costs, fines, liabilities, judgments, actions, penalties, damages, injuries, claims, demands, disbursements and expenses are caused by the Agent's gross negligence or willful misconduct;

provided that the Company's indemnification obligations under this Section 7.1(i) are intended to be limited to those obligations arising out of claims relating to the Loans or the Purchasers' making of the Loans (and not as a result of any equity interest in the Company owned by a Purchaser). The Company shall assume the settlement of and the defense of any suit or other legal proceeding brought to enforce any of the foregoing, and shall pay all judgments entered in any such suit or legal proceeding. The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the termination of this Agreement. The provisions of this
Section 7.1(i) shall survive the term of this Agreement and the repayment by the Company of all Subordinated Obligations.

                  (j) LANDLORD CONSENTS. Upon the request of the Agent, the Company shall use its best efforts to obtain a Landlord Consent in form and substance reasonably acceptable to the Agent from the lessor of that certain property occupied by the Company located at 110 Walt Whitman Road, South Huntington, New York 11746.

                  (k) LIFE INSURANCE ASSIGNMENT. Upon payment in full of the Superior Debt Obligations, the Company shall use its best efforts to obtain the life insurance described in the definition of Life Insurance Assignment, and to deliver to the Company a fully-executed original of the Life Insurance Assignment in a form satisfactory to the Agent.

         7.2 NEGATIVE COVENANTS. From and after the time that the Superior Debt is paid in full and continuing as long as any of the Subordinated Obligations remains unpaid:

                  (a) CONDUCT OF BUSINESS. No Franchisee shall at any time cease to conduct continuously and exclusively the residential real estate brokerage business. The Company shall not engage, directly or indirectly, or permit any Subsidiary to engage, directly or indirectly, in any line of business other than providing (i) residential real estate brokerage services in the Borough of Manhattan, New York, Nassau County, New York and Suffolk County, New York areas or any other areas expressly permitted by the Franchise Agreement,
(ii) subject to the terms of the Franchise Agreement, commercial real estate brokerage services in the Borough of Manhattan, New York, Nassau County, New York and Suffolk County, New York areas or any other areas expressly permitted by the Franchise Agreement, (iii) mortgage brokerage and/or mortgage banking services, (iv) property management services, (v) title company services, (vi) home inspection services, (vii) escrow services, (viii) multiple listing services, (ix) insurance services as permitted in the Franchise Agreement and
(x) similar real estate-related ancillary businesses. No Franchisee shall change its name, identity or structure or use or permit any of its Subsidiaries to operate its business under any names or trade names other than those provided in the Franchise Agreement.

                  (b) TRANSACTIONS WITH AFFILIATES; FEES. Except for any transaction permitted by the terms of the Operating Agreement and except for Intercompany Loans, the Company shall not enter into (or renew or amend), directly or indirectly, nor permit any of its Subsidiaries to enter into (or renew or amend), directly or indirectly, any transaction (including without limitation payment of salaries to employees who are also Affiliates of the Company) with any officer, director, employee, member, partner or Affiliate of the Company, or any relative of any officer, director, member, partner or Affiliate of the Company, except as disclosed on Schedule

7.2(b) attached hereto and except transactions made in the ordinary course of business and upon fair and reasonable terms which are no less favorable to the Company than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company and are fully disclosed to the Purchasers in advance; nor pay, or permit any of its Subsidiaries to pay, compensation or fees (including, without limitation, management fees) to any officer, director, shareholder, member, partner or Affiliate, or any relative of any officer, director, shareholder, member, partner or Affiliate, of the Company, except to the extent permitted pursuant to Section 7.2(j).

                  (c) INDEBTEDNESS. Neither the Company nor any of its Subsidiaries shall incur, create, suffer to exist or assume any Indebtedness or sell or discount with recourse any accounts receivable or any debt instruments owned by it, or enter into any other arrangement which has the effect of guaranteeing a represented result or assuring a creditor of a Person against loss (including arrangements to purchase or repurchase property or obligations, pay for property, goods or services whether or not delivered or rendered, maintain working capital, equity capital or other financial statement condition of, or lend or contribute to or invest in, any Person), except the following:

                           (i)      Subordinated Obligations incurred hereunder;

                           (ii)     the Superior Debt;

                           (ii) liability arising from the endorsement of negotiable instruments for deposit and collection received in the ordinary course of the Company's or such Subsidiary's business;

                           (iii) capital leases and/or financing for Capital Expenditures not to exceed $1,200,000 at any one time in the aggregate;

                           (iv)     the PREA Secured Obligations;

                           (v)      the NFB Loan;

                           (vi) accounts payable incurred in the ordinary course of business of the Company and its Subsidiaries. For purposes hereof, the term "accounts payable" shall in no event include any Indebtedness arising from the borrowing of money;

                           (vii) auto leases or auto financing entered into in the ordinary course of business; provided, however, that the monthly payments due under such obligations shall not exceed $7,500 per month in the aggregate;

                           (viii) Indebtedness for business acquisitions not to exceed $500,000 in the aggregate at any time (provided, that Indebtedness for business acquisitions consented to in writing by PREFSA under the

                                    PREFSA Loan Agreement and, after the payment in full of the Superior Debt Obligations, the Agent hereunder, shall not count towards said $500,000 limit);

                           (ix)     Intercompany Loans;

                           (x) the existing $494,656 loan from DTHY to the Company, which loan constitutes a Member Loan (as defined in the Operating Agreement) and which loan shall not be amended or modified after the date hereof;

                           (xi)     the Montauk Guaranty; or

                           (xii) miscellaneous other Indebtedness not to exceed $50,000 in the aggregate at any time.

                  (d) LIENS. The Company shall not create or suffer to exist, nor permit any of its Subsidiaries to create or allow to exist, any Lien on or with respect to their respective properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any Indebtedness of any Person, except (i) Liens in favor of the Purchasers; (ii) Liens in favor of the PREFSA or PREA; (iii) Permitted Liens securing Taxes, provided the payment thereof is not at the time required by
Section 7.1(c); (iv) Liens that arise in the ordinary course of business and not created in connection with the borrowing of money or the obtaining of credit, which do not detract materially from the value or reduce the ability to use the property on which there is a Lien, so long as the obligations supported by the Lien (x) are not overdue or (y) if overdue, are being contested continuously and in good faith by appropriate proceedings; (v) Liens relating to final judgments or awards or attachments remaining undischarged or unstayed for not longer than 30 days from incurrence; (vi) purchase money Liens securing Indebtedness permitted under Section 7.2(c)(iii) hereof; (vii) purchase money Liens securing Indebtedness permitted under Sections 7.2(c)(vii) and (viii) hereof; and (viii) Liens securing the NFB Loan (the Liens described in clauses (i) through (viii) above are referred to herein as "Permitted Liens").

                  (e) DIVIDENDS; REDEMPTIONS; DISTRIBUTIONS TO EQUITYHOLDERS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare or pay any dividends, or purchase or otherwise acquire for value any of its equity interests now or hereafter outstanding, or make any distribution of assets to its equityholders prior to the repayment in full and termination of the Loans, except that any wholly-owned Subsidiary may pay dividends and make distributions to, or purchase its outstanding equity interests from, the Company or any other wholly-owned Subsidiary, and excepting Permitted Tax Distributions.

                  (f) CONSOLIDATION, MERGER OR DISPOSITION OF ASSETS. The Company shall not enter into, nor permit any of its Subsidiaries to enter into, any transaction of merger or consolidation, and will not, and will not cause or permit any Subsidiary to, liquidate, wind up or dissolve itself (or permit any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including, without limitation, sale and leaseback arrangements and the sale or discount of its accounts receivable), whether now owned or hereafter acquired, or, except for the acquisition contemplated by the Purchase Agreement, acquire by purchase or otherwise all or substantially all of the business, property or assets of, or any shares or other evidence of beneficial interest in, any Person; provided that the Company and its Subsidiaries may (i) sell or otherwise dispose of obsolete or worn-out property in the ordinary course of business and fixtures and furnishings of its offices which may be closed in the ordinary course of business, and (ii) enter into a business acquisition permitted pursuant to Section 7.2(p) hereof.

                  (g) SUBSIDIARIES. The Company shall not create (through acquisition or otherwise), nor permit any of its Subsidiaries to create (through acquisition or otherwise), any Subsidiary not existing on the date hereof, without the Agent's consent (not to be unreasonably withheld), other than the acquisition of IDE and IRG as contemplated by the Purchase Agreement. If the Agent agrees at any time to waive this covenant, the Company shall, at that time, (i) cause any newly-created Subsidiary to grant to the Agent, on behalf of the Purchasers, a security interest in all tangible and intangible property (including all accounts receivable) then owned or thereafter acquired by that Subsidiary as further security for the Subordinated Obligations, pursuant to a security agreement containing provisions substantially similar to the provisions of this Agreement relating to security interests and otherwise satisfactory in form and substance to the Agent, (ii) pledge all of the outstanding securities of that Subsidiary to the Agent, on behalf of the Purchasers, as additional security for the Subordinated Obligations pursuant to pledge agreements satisfactory in form and substance to the Agent, and (iii) cause any newly-created Subsidiary to join in this Agreement and the other Related Documents as a borrower under the Loans.

                  (h) INVESTMENTS OR LOANS. The Company shall not make or permit to exist, or permit any Subsidiary to make or permit to exist, loans to any Person or investments in any Person, except (i) investments in direct obligations of the United States Government maturing not more than six months after acquisition thereof, (ii) investments in certificates of deposit, bankers acceptances and other obligations, each maturing not more than six months after acquisition thereof, issued by a domestic bank which is a member of the Federal Reserve System and has total capital and surplus and undivided profits in excess of $500,000,000, (iii) investments in commercial paper maturing not more than six months after the date of acquisition thereof assigned the highest credit rating by Moody's Investors Service, Inc. or Standard and Poor's Corporation,
(iv) loans to its real estate agents as an advance against commissions owed to any such agent, but only to the extent made in the ordinary course of the Company's or such Subsidiary's business and not to exceed $500,000 (exclusive of advances made to its real estate agents in the ordinary course for the purpose of paying premiums for their errors and omissions (E&O) insurance coverage) outstanding in the aggregate at any time, (v) loans to its employees (other than any principal of DTHY or New Valley) made in the ordinary course of the Company or any Subsidiary's business and not to exceed $25,000 outstanding in the aggregate at any time, or (vi) Intercompany Loans.

                  (i) CHANGE OF LOCATION. The Company and its Subsidiaries shall not at any time (i) change the location of their chief executive offices (as set forth in Schedule 7.2(i)) or (ii) change the locations where their records or books of account are kept without, in each case, giving at least 30 days' prior written notice to the Agent specifying the new address of the office or location (including, without limitation, the county and state in which the office or location is situated).

                  (j) COMPENSATION. The Company shall not, directly or indirectly, pay Compensation to any officer, director, partner, manager or member of any the Company or any Subsidiary, regardless of the capacity for which such individual is being compensated, other than in accordance with the Employment Agreements or any other employment agreements approved in writing by the Agent or other than in accordance with the terms of the Operating Agreement to the extent approved by the requisite members thereunder (it being understood that in no event shall any interested member thereunder be entitled to vote to approve such matters).

                  (k) CAPITAL EXPENDITURES. The Company and its Subsidiaries shall not make Capital Expenditures in the aggregate for all of them, either by purchase or lease, in any Fiscal Year in excess of the amount set forth below opposite such Fiscal Year:

Fiscal Year         Amount of Capital Expenditures
-----------         ------------------------------
  2003                       $1,900,000
  2004                       $3,800,000
  2005                       $2,850,000
  2006                       $2,200,000
  2007                       $2,800,000
  2008                       $2,300,000
  2009                       $2,350,000
  2010                       $2,900,000
  2011                       $2,500,000

provided, that if the Company and its Subsidiaries incur capital expenditures during a Fiscal Year in an amount less than the permitted amount for such Fiscal Year, the difference between such capital expenditure amount and such permitted amount shall be added to the amount of permitted capital expenditures for the following Fiscal Year; and provided, further, that in no event shall such additional amount exceed $400,000.

                  (l) AMENDMENTS. Except as expressly contemplated in this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, request, permit or consent to any amendment to their respective charters, bylaws, articles of organization, operating agreements or partnership agreements or to any agreement, document or instrument to which it is a party or is otherwise bound or to which its assets or properties is subject, which amendment would be adverse to the Purchasers' interests as a Lender to the Company.

                  (m) ISSUANCE OF ADDITIONAL SECURITIES. Except (i) as provided in Section 17 (entitled "Bonus Distribution") of the Operating Agreement, (ii) for the Membership Interests and (iii) as required under the Kaufman Employment Agreement, the Company shall not, nor permit any Subsidiary to, issue any shares of capital stock or any other equity securities or interests or any securities or interests convertible into or exchangeable for equity securities or interests (including, without limitation, options or warrants).

                  (n) NO PROHIBITED TRANSACTIONS UNDER ERISA. The Company shall not directly or indirectly:

                           (i)      engage, or permit any Subsidiary to engage,
in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                           (ii)     permit to exist with respect to any Plan any
accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;

                           (iii)    fail, or permit any Subsidiary to fail, to
pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

                           (iv)     terminate, or permit any Subsidiary to
terminate, any Plan where the event would result in any liability of the Company, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                           (v)      fail, or permit any Subsidiary to fail, to
make any required contribution or payment to any Multiemployer Plan;

                           (vi)     fail, or permit any Subsidiary to fail, to
pay any required installment or any other payment required under Section 412 of the Code on or before the due date for the installment or other payment;

                           (vii)    amend, or permit any Subsidiary to amend, a
Plan resulting in an increase in current liability for the plan year such that the Company, any Subsidiary or any ERISA Affiliate is required to provide security to the Plan under Section 401(a)(29) of the Code; or

                           (viii)   withdraw, or permit any Subsidiary to
withdraw, from any Multiemployer Plan where the withdrawal is reasonably likely to result in any liability under Title IV of ERISA.

                  (o) TRADE CREDIT. The Company and its Subsidiaries shall not allow, in the aggregate, more than $150,000 of trade accounts payable (net of commissions due) to be more than 60 days past due at any time.

                  (p) BUSINESS ACQUISITIONS. Upon the satisfaction in full of the Superior Debt Obligations, the Agent's prior written consent shall be required in connection with any acquisition of a business by the Company or any Subsidiary; provided, however, that the Company may, directly or indirectly, acquire a business without such consent if the acquisition price for the acquisition of such business is less than $250,000.

                  (q) LEASES. Without the Agent's prior written consent, the Company shall not, nor shall it permit any Subsidiary to, enter into, renew, replace or extend any lease for any real or personal property if such action would cause the aggregate lease obligations of the Company and its Subsidiaries on a consolidated basis to exceed the aggregate lease obligations of the Company and its Subsidiaries (giving effect to the acquisition contemplated by the Purchase Agreement on a pro forma basis as if IRG and IDE had been Subsidiaries of the Company as of December 31, 2002) on a consolidated basis existing as of December 31 of the prior Fiscal Year by more than $500,000. For purposes of this
Section 7.2(q), the term "lease obligations" shall mean the aggregate rental payments due under all leases during the applicable Fiscal Year.

                  (r) NO ACQUISITIONS OF REAL PROPERTY. Notwithstanding anything to the contrary herein, neither the Company nor any Subsidiary shall acquire any real property without the prior written consent of Agent (which consent Agent may withhold in its sole and absolute discretion). In the event Agent grants such consent, the Company or such Subsidiary, as the case may be, shall not acquire the real property unless the Company or such Subsidiary, as the case may be, executes all documents and mortgages required by the Agent, in form and substance satisfactory to the Agent, which are necessary to perfect the Agent's security interest in the real property. Upon the request of the Agent, the Company or any such Subsidiary shall execute and deliver or cause to be executed and delivered to the Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent) assignments, security agreements, mortgages, deeds of trust, financing statements and other documents and do acts and things, reasonably requested by the Agent from time to time to establish and maintain to the Agent's satisfaction, a valid perfected lien on and security interest in the real property of the Company or such Subsidiary, now or hereafter owned, free and clear of all Liens whatsoever, except for Permitted Liens. In addition to the foregoing, prior to acquiring any real property, the Company or such Subsidiary, as the case may be, shall undertake appropriate environmental due diligence to ensure that the real property is not in violation of any applicable environmental law, regulation, ordinance or order of any federal, state, or local government entity, dealing with "Superfund," water pollution, air pollution, solid and hazardous waste, underground storage tanks, "sanitary landfills" and "open dumps," injection and drywells, or any other federal, state or local laws relating to contamination of or adverse effects on the environment and provide evidence thereof to the satisfaction of the Agent in its sole discretion.

                  (s) NO AMENDMENT OF NFB LOAN. Without the prior written consent of the Agent, the Company shall not, nor shall it permit any of its Subsidiaries to, permit or consent to any amendment to or modification of the NFB Loan; provided that the NFB Loan may be refinanced or extended at the end of its 3-year term so long as such refinancing or extension is made on substantially the same terms or more favorable terms (from the viewpoint of the Agent) as the existing NFB Loan (including, without limitation, without any increase in the rate of interest (or spread, as applicable) accruing on or principal of the NFB Loan).

         7.3 FINANCIAL COVENANTS. From and after the time that the Superior Debt is paid in full and continuing as long as any of the Subordinated Obligations remains unpaid:

                  (a) MINIMUM FIXED CHARGES COVERAGE RATIO. The Company will not permit the ratio of (x) EBITA for the period set forth below ending as of the date of determination to (y) the sum of all payments of principal (excluding Excess Cash Flow payments under Section 2.4(a) of the PREFSA Loan Agreement and under Section 3.3 of the Notes) and interest under the PREFSA Loans, the Loans and the NFB Loan for the period set forth below ending as of the date of determination, as determined at the end of each Fiscal Quarter of the Company and its Subsidiaries, commencing with the quarter ending December 31, 2003, to be less than the ratio shown below for the period ending as of the date of determination.

--------------------------------------------------------------------------
  Period Ending as of Date of Determination                  Minimum Ratio
--------------------------------------------------------------------------
12-month period ending as of the end of each                    1.5:1.0
Fiscal Quarter
--------------------------------------------------------------------------

                  (b) MAXIMUM DEBT TO EBITA. Beginning with the Fiscal Quarter ending June 30, 2003 and as of the end of each Fiscal Quarter thereafter, the Company and its Subsidiaries will not permit their Consolidated Debt Ratio at such time to exceed the amount set forth below:

--------------------------------------------------------------------------------
Date of Determination                                       Maximum Consolidated
                                                                 Debt Ratio
--------------------------------------------------------------------------------
Each Fiscal Quarter ending 6/30/2003 through                     4.0:1.0
12/31/2004 (inclusive)
--------------------------------------------------------------------------------
Each Fiscal Quarter ending 3/31/2005 through                     3.5:1.0
12/31/2006 (inclusive)
--------------------------------------------------------------------------------
Each Fiscal Quarter ending 3/31/2007 through                     3.0:1.0
12/31/2008 (inclusive)
--------------------------------------------------------------------------------
Each Fiscal Quarter ending 3/31/2009 through
3/31/2011
--------------------------------------------------------------------------------

                  (c) MINIMUM INTEREST COVERAGE RATIO. The Company will not permit the ratio of (x) EBITA for the period set forth below ending as of the date of determination to (y) Consolidated Interest Charges for the period set forth below ending as of the date of determination, as determined at the end of each Fiscal Quarter of the Company and its Subsidiaries, commencing with the quarter ending June 30, 2003, to be less than the ratio shown below for the period ending as of the date of determination:

--------------------------------------------------------------------------------
Period Ending as of Date of Determination                      Minimum Ratio
--------------------------------------------------------------------------------
3-month period ending as of each of 6/30/2003,                    2.0:1.0
9/30/2003 and 12/31/2003
--------------------------------------------------------------------------------
12-month period ending as of the end of each                      2.0:1.0
Fiscal Quarter in Fiscal Year 2004
--------------------------------------------------------------------------------
12-month period ending as of the end of each                      2.75:1.0
Fiscal Quarter in Fiscal Years 2005 and 2006

--------------------------------------------------------------------------------
12-month period ending as of the end of each                      4.5:1.0
Fiscal Quarter thereafter
--------------------------------------------------------------------------------

         7.4 FINANCIAL REPORTING/INFORMATION. From and after the Closing Date and for so long as any Subordinated Obligations remain unpaid, the Company will furnish to the Agent the following, all of which shall be prepared in accordance with GAAP (where applicable):

                  (a) MONTHLY STATEMENTS. As soon as available and in any event within 20 days after the end of each month, a consolidated balance sheet of the Company and its Subsidiaries as of the end of the month, together with a consolidated statement of income and cash flows of the Company and its Subsidiaries (if any) for that month and for the period from the beginning of the applicable Fiscal Year to the end of that month, of the Company and its Subsidiaries, all certified by the Chief Financial Officer of the Company; the foregoing shall be accompanied by a certificate signed by such Chief Financial Officer stating that no Default or Event of Default has occurred or then exists, or if the signer is aware of any Default or Event of Default, the signer shall disclose in the statement the nature thereof and what action the Company proposes to take with respect thereto and the certificate shall also set forth (in whatever detail the Agent requests) the calculations demonstrating compliance by the Company during that month with all the covenants in Section
7.3 hereof.

                  (b) ANNUAL STATEMENTS. As soon as available and in any event within 120 days after the end of each Fiscal Year of the Company, a copy of the annual audited consolidated balance sheets and statements of income and retained earnings and cash flows for that year for the Company and its Subsidiaries (the "Financials"), certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent and accompanied by an opinion thereon of the independent public accountants to the effect that the financial statements have been prepared in accordance with GAAP (except for changes in which the accountants concur), that the financial statements present fairly the consolidated financial condition of the Company and its Subsidiaries as of the date of the Financials and for the Fiscal Year covered thereby and that the examination of the accountants in connection with the Financials has been made in accordance with generally accepted auditing standards and accordingly, includes tests of the accounting records and other auditing procedures considered necessary in the circumstances and accompanied by a certificate signed by the Chief Financial Officer of the Company stating that no Default or Event of Default has occurred or then exists. By its delivery of the Financials to the Agent, the Company shall be deemed to represent and warrant that the Financials fairly present the Company's and all of its Subsidiaries' assets, liabilities and financial condition and the results of their operations as of the date thereof and for the period covered thereby and that there are no omissions from the Financials or other facts or circumstances not reflected in the Financials which are required to be stated therein in accordance with GAAP. The Financials shall be accompanied by a certificate signed by the Chief Financial Officer of the Company setting forth the calculations demonstrating compliance by the Company at the end of that Fiscal Year with the covenants set forth in Section 7.3 hereof, setting forth the calculations made by the Company to determine the Excess Cash Flow for such Fiscal Year and stating that the Company's determination of Excess Cash Flow for such Fiscal Year is correct.

                  (c) PROJECTIONS. As soon as available and in any event no later than 45 days prior to the end of each Fiscal Year of the Company, the Company will deliver consolidated Projections of the Company and its Subsidiaries for the forthcoming twelve months on a month-to-month basis.

                  (e) MONTHLY REPORT OF AGENTS, LISTINGS, CLOSINGS, SALES PRICES, ETC. Within 20 days after the end of each month, the Company shall provide to the Agent copies of internally generated management reports of the Company and its Subsidiaries as are necessary to show the following:

                           (i)      the number of agents currently engaged by
the Company and its Subsidiaries;

                           (ii)     the number of desks in the residential real
estate brokerage offices of Company and its Subsidiaries;

                           (iii)    the number of currently active listings of
the Company and its Subsidiaries;

                           (iv)     the number of listings taken since the date
of the last report;

                           (v)      the number of closings since the date of the
last report;

                           (vi)     the average sales price of homes, co-ops and
condominiums closed since the date of the last report;

                           (vii)    reports showing office by office
profitability and productivity;

                           (viii)   an aged trial balance of all then existing
accounts payable; and

                           (ix)     any other information requested by the Agent
with respect to the business of the Company and its Subsidiaries in form and detail acceptable to the Agent.

                  (f)      NOTICES.

                           (i)      Within five days of occurrence, written
notice of the commencement of all litigation, arbitration proceedings, or any adverse proceedings before a Governmental Entity, and any material development therein affecting the Company or any of its Subsidiaries where the amount claimed either (A) is not covered by insurance and is for an amount of $50,000 or more, or (B) exceeds the insurance coverage by $50,000 or more, or where the insurance carrier has denied its responsibility as to an amount claimed which exceeds $50,000; in each case together with a certificate from an appropriate representative of the Company describing the nature and status of such matters and what action the Company is taking or propose to take with respect thereto;

                           (ii)     Within five days of occurrence, written
notice of any Default or Event of Default, specifying the nature and the period of existence thereof and the action the Company has taken or proposes to take with respect thereto;

                           (iii)    Within five days of occurrence, written
notice of all claims filed against the Company or any of its Subsidiaries or against any property owned by the Company or any such Subsidiaries, which, if adversely determined, could, individually or in the aggregate, have a Material Adverse Effect, in each case together with a certificate from an appropriate representative of the Company describing the nature and status of those matters and what action the Company is taking or proposes to take with respect thereto;

                           (iv)     Within five days of occurrence, written
notice of any other event which might have a Material Adverse Effect, including, without limitation, the loss of any Permit;

                           (v)      Within five days of occurrence, written
notice of the occurrence of any Reportable Event with respect to any Plan for which the required report has not been waived by the PBGC, any decision to terminate or withdraw from a Plan, any finding made with respect to a Plan by the PBGC under Section 9041(c) of ERISA, any notice of noncompliance issued by the PBGC with respect to a Plan under Section 4041(c) of ERISA, the commencement of any proceeding with respect to a Plan under Section 4041(b) of ERISA, or any material increase in the actuarial present value of unfunded vested benefits under all Plans over the preceding year;

                           (vi)     At least 30 days advance written notice of
any change of name or of any new trade name or fictitious business name. The Company or any Subsidiary's use of any trade name or fictitious business name will be in compliance with all laws;

                           (vii)    At least 30 days advance written notice of
any change in the principal place of business or chief executive office of the Company or any Subsidiary, or any change in the location of its books and records or the Collateral or of any new location for its books and records or the Collateral;

                           (viii)   Prompt advance written notice of any new
bank accounts the Company or any of its Subsidiaries intends to establish; and

                           (ix)     Within fifteen (15) days after submission to
the applicable Governmental Entity, copies of all Tax returns filed by the Company and its Subsidiaries.

                  (g) LEASES, ETC. Within fifteen (15) days after execution or concurrent with delivery of the next monthly reports due pursuant to Section
7.4 (whichever is later), abstracts of any real property lease, or material amendments, modifications or extensions of any real property leases, entered into by the Company or any Subsidiary after the date of this Agreement.

                  (h) OTHER INFORMATION. Other information respecting the condition or operations, financial or otherwise, of the Company or any Subsidiary, the Collateral and other matters reasonably requested by the Agent from time to time. Commencing with the first report required to be made to the Agent in the Company's Fiscal Year ending in 2002 and for each period from and after the end of the Company's first Fiscal Year for which reports and other financial information are required in accordance with Sections 7.4(a) and (b), the Company shall provide to the Agent comparisons of the then current reports and information for like periods in the Company's then immediately preceding Fiscal Year.

         7.5 INSPECTION. As long as any of the Subordinated Obligations shall remain unpaid, the Company will permit the Agent, or any Person designated by the Agent in writing, from time to time hereafter upon reasonable notice to the Company, to call at the Company's or any Subsidiary's place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, and, without hindrance or delay, to (i) inspect, audit, check and make copies of and extracts from the Company's or any Subsidiary's books, records (including minute books), journals, orders, receipts and any correspondence and other data relating to the Company or such Subsidiary's businesses or to any transactions between the parties hereto, (ii) make such verification concerning the Collateral as the Agent may consider reasonable under the circumstances and (iii) discuss the affairs, finances and businesses of the Company or any Subsidiary with any of their respective officers, employees, directors or outside auditors.

         8. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each an "Event of Default"):

                  (a) The Company shall fail to pay when due the principal of any Note; or

                  (b) The Company shall fail to pay within 5 days of its due date any interest under a Note; or

                  (c) The Company shall default in the observance or performance of any of its agreements set forth in Sections 7.2 or 7.3 hereof; or

                  (d) The Company shall default in the observance or performance of any other agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice thereof is given to the Company by the Agent; or

                  (e) With respect to any Indebtedness for borrowed money, which Indebtedness is in an outstanding principal amount in excess of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars (other than any Note), the Company or any Subsidiary shall (i) default in any payment of any such Indebtedness beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any event shall occur or condition exist, in each case the effect of which default or other event or condition is to entitle the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness to become due prior to its stated maturity; or

                  (f) (i) The Company or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any Subsidiary shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall have not been vacated, discharged, or stayed or bonded pending appeal within twenty (20) days from the entry thereof; or (iv) the Company or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) of this Section 8(f); or (v) the Company or any Subsidiary shall generally not, or shall be unable to, r shall admit in writing its inability to, pay its debts as they become due; or

                  (g) The rendering by any court of a final judgment or judgments against the Company or any Subsidiary which shall not be satisfactorily stayed, discharged, vacated or set aside within sixty (60) days of the making thereof; or the attachment of any property of the Company or any Subsidiary which has not been released or provided for to the reasonable satisfaction of the Purchasers within sixty (60) days after the making thereof, which judgment or attachment is for an amount of $250,000 or more; or

                  (h) the Franchise Agreement is terminated for any reason whatsoever or is determined, in whole or in part, to be void, unenforceable or not in full force and effect; or

                  (i) Any representation or warranty made or deemed herein or which is contained in any certificate, document or financial or other statement in connection with this Agreement shall prove to have been false in any material respect on or as of the date made or deemed made, then, in any such event, any or all of the following actions shall be taken: the Agent by notice of default to the Company, may declare the entire amount due under the Notes (with accrued interest thereon) and all other amounts owing under this Agreement to be immediately due and payable; provided, however, that upon the happening of an event specified in subsection (f) of this Section 8, the Notes shall be immediately due and payable without declaration or other notice to the Company. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         9.       COLLATERAL.

         9.1 SECURITY INTEREST. To secure payment and performance of the Subordinated Obligations, the Company and each Company Subsidiary other than Preferred (collectively, "Grantors") hereby pledges, assigns, conveys, transfers, delivers and grants to Agent, on behalf of the Purchasers, a continuing security interest (subject only to Permitted Liens) in all currently existing and hereafter acquired or arising Collateral pursuant to this Agreement. At such time as as Preferred obtains a valid mortgage banking license (the "License Approval Date"), the Company shall promptly (i) notify Agent of such fact, and (ii) deliver to Agent copies of the organizational documents of Preferred. It is the intent of the parties hereto that upon the License Approval Date (1) Preferred be caused to guarantee the obligations of the Company hereunder and (2) 100% of the equity interests in Preferred be pledged to Agent as additional security for the Subordinated Obligations, but only if such actions would not jeopardize the good standing of Preferred's license with the New York State Banking Department. Until all of the Subordinated Obligations have been fully satisfied, the security interest and Liens in and against the Collateral granted herein shall continue in full force and effect. Until all of the Superior Debt Obligations have been fully satisfied, the security interest and Liens in and against the Collateral granted herein shall be subordinated to the security interest granted to PREFSA as Lender to secure such Superior Debt Obligations. Purchasers' security interest in the Collateral shall attach to the Collateral without further action by Agent, Purchasers or Grantors.

         9.2 DISCLOSURE OF SECURITY INTEREST. Grantors shall make appropriate entries upon their annual financial statements and their books and records disclosing Purchasers' security interest in the Collateral.

         9.3 SECURITY DOCUMENTS; POWER OF ATTORNEY. At Agent's request, Grantors shall execute or deliver to Agent, for the benefit of the Purchasers, at any time or times hereafter, all Security Documents, or any substitute note, that Agent may reasonably request, in form and substance acceptable to Agent, and pay the costs of any recording or filing of the Security Documents or substitute Note. Grantors agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Each Grantor hereby irrevocably makes, constitutes and appoints Agent (and all Persons designated by Agent for that purpose) as such Grantor's true and lawful attorney (and agent-in-fact) with power (a) to sign the name of such Grantor on any of the Security Documents to which it is a party and to deliver those Security Documents to such Persons as Agent, in its sole discretion, may elect, (b) at any time that an Event of Default has occurred and is continuing, subject to any rights of PREFSA as Lender under the PREFSA Loan Agreement, to endorse such Agent's name on any checks, notes or other forms of payment or security, (c) to send requests for verification of Accounts, (d) at any time that an Event of Default has occurred and is continuing, subject to any rights of PREFSA as Lender under the PREFSA Loan Agreement, to make, settle and adjust all claims under such Grantor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, (e) at any time that an Event of Default has occurred and is continuing, subject to any rights of PREFSA as Lender under the PREFSA Loan Agreement, to settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary and (f) do all things necessary or appropriate to carry out the terms of this Agreement, all without notice to such Grantor. Each Grantor ratifies and approves all acts of any such attorney and agrees that neither Agent nor any such attorney will be liable to any Grantor for any acts, omissions, error of judgment or mistake of fact or law, unless any of the foregoing are occasioned by the gross negligence or willful misconduct of Agent or of any such attorney. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Subordinated Obligations have been fully satisfied.

         9.4 AGENT'S PAYMENT OF CLAIMS ASSERTED AGAINST GRANTORS. Subject to any rights of PREFSA as Lender under the PREFSA Loan Agreement, Agent may, at any time or times hereafter, in its sole discretion, and without waiving or releasing any obligation, liability or duty of any Grantor under this Agreement or any Default or Event of Default, pay, acquire and/or accept an assignment of any Lien asserted by any Person against the Collateral; provided that (i) PREFSA shall not have given written notice to Grantors of its intent to do so under the PREFSA Loan Agreement, (ii) Agent shall first give Grantors written notice of its intent to do so, and (iii) Grantors shall not, within ten days of such notice, pay the claim or otherwise attempt to obtain a release of the Liens to which the notice relates. All sums paid by Agent in respect thereof and all costs, fees and expenses, including reasonable attorneys' and paralegals' fees and expenses, court costs, expenses and other charges relating thereto, which are incurred by Agent on account thereof, shall be payable, on demand, by Grantors to Agent and shall be additional Subordinated Obligations hereunder secured by the Collateral.

         9.5 PROCESSING, SALE, COLLECTIONS, ETC. Until such time as Agent shall notify Grantors to the contrary, Grantors (i) will, at their own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of any action with respect to collection as Agent may reasonably request or, in the absence of a request, as Grantors may deem advisable, and (ii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which the party may be lawfully entitled. Agent, during the continuance of an Event of Default, subject to any rights of PREFSA as Lender under the PREFSA Loan Agreement, may notify any parties obligated on any of the Collateral to make payment to the Purchasers or to a bank account designated by Agent of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. At Agent's request during the continuance of an Event of Default, subject to any rights of PREFSA as Lender under the PREFSA Loan Agreement, Grantors will, at their own expense, (a) notify any parties obligated on any of the Collateral to make payment to Agent or to a bank account designated by Agent of any amounts due or to become due thereunder and (b) cause all instruments and Chattel Paper, upon receipt by any Grantor, to be immediately endorsed to and deposited with Agent.

         9.6 NEGOTIABLE COLLATERAL. Following the satisfaction in full of the Superior Debt, if any Collateral, including proceeds, is evidenced by Negotiable Collateral, Grantors shall, immediately upon written request therefor from Agent, endorse and assign the Negotiable Collateral over to Agent and deliver actual physical possession of the Negotiable Collateral to Agent.

         9.7 INTERCREDITOR AGREEMENT. Purchasers' rights under this Article 9 shall be subject to the terms of the Intercreditor Agreement and the Subordination Agreement.

         10.      DEFINITIONS AND INTERPRETATION

                  Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise (meanings shall be equally applicable to the singular and plural forms of the terms so defined):

                  "Account Debtor" means any Person who is or who may become obligated under, with or respect to, or on account of, an Account.

                  "Accounts" means all currently existing and hereafter arising accounts, contract rights (including, without limitation, all listings and receivables) and all other forms of obligations owing to any Grantor arising out of the sale or lease of goods or the rendition of services by such Grantor, irrespective of whether earned by performance, and any credit insurance, guaranties, or security therefore, and Grantor's Books relating to the foregoing.

                  "Affiliate" shall mean any Person (as such term is hereinafter defined) directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person.

                  "Agent" shall mean New Valley Real Estate Corporation or such other person as from time to time may be designated as Agent in accordance with
Article 11 hereof.

                  "Agreement" or "this Agreement" shall mean this Note and Equity Purchase Agreement, together with the Annexes, Exhibits and Schedules hereto and the Disclosure Schedule.

                  "Applicable Law" shall mean any applicable law, including (without limitation) any: (a) federal, state, territorial, county, municipal or other governmental or quasi-governmental law, statute, ordinance, rule, regulation, requirement or use or disposal classification or restriction, whether domestic or foreign; or (b) judicial, administrative or other governmental or quasi-governmental order, injunction, writ, judgment, decree, ruling, interpretation, finding or other directive, whether domestic or foreign.

                  "B & H" shall mean B & H Associates of NY, LLC, a New York limited liability company and shall include its predecessor B & H Associates, a New York partnership.

                  "Balance Sheet" shall mean the most recent audited balance sheet dated December 31, 2002 of the Company and its consolidated Subsidiaries, included in the Financial Statements.

                  "Balance Sheet Date" shall mean the date of the Balance Sheet.

                  "Bankruptcy Code" means that United States Bankruptcy Code (11 U.S.C.ss.101 et seq.), as amended, and any successor statute.

                  "Chattel Paper" means ay "chattel paper," as that term is defined in Section 9201(a)(11) of the Commercial Code, now owned or hereafter acquired by a Grantor.

                  "Closing" shall mean the closing referred to in Section 2.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean, except as noted below, all tangible and intangible personal property of the Grantors, whether now owned or hereafter acquired or arising and wherever located, including but not limited to each of the following:

                  (a) the Accounts,

                  (b) Grantor's Books,

                  (c) the Equipment,

                  (d) the General Intangibles,

                  (e) the Negotiable Collateral,

                  (f) the Pledged Securities,

                  (g) any money or other assets of Grantors that now or
                      hereafter come into the possession, custody or control of PREFSA or PREA (including, but not limited to, any money or other obligations owing to any Grantors under any Franchise Agreement or under any other agreement between PREA, or any other Affiliate of PREFSA, and any Grantor) or, after the payment in full of the Superior Debt Obligations, of Agent, and

                  (h) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Grantor's Books, Equipment, General Intangibles, Negotiable Collateral, real property, money, deposit accounts or other tangible or intangible property resulting from the sale, exchange, collection or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

         Notwithstanding anything in the foregoing to the contrary, the term "Collateral" shall in no event include any of the Grantors' rights in, to or under the Franchise Agreement, including, without limitation, any rights in or to the tradenames and servicemarks of The Prudential Insurance Company of America, Inc., a New Jersey corporation, and The Prudential Real Estate Affiliates, Inc., a Delaware corporation (the "Prudential Tradenames and Servicemarks").

                  "Commercial Code" shall mean Uniform Commercial Code, as amended and as now in effect in the State of New York and the Uniform Commercial Code of any other jurisdiction as required under New York Commercial Code
Section 9301.

                  "Company" shall mean Montauk Battery Realty, LLC, a New York limited liability company.

                  "Company Subsidiaries" shall mean B & H, Hamptons, PE and Preferred (notwithstanding the fact that it is not a Subsidiary of the Company). Upon their acquisition, IDE and IRG shall each become a Subsidiary of the Company.

                  "Company's knowledge" or "knowledge of the Company" shall mean the actual knowledge that the directors and officers of the Company have after reasonable investigation and inquiry.

                  "Compensation" means, with respect to any Person, all payments and accruals commonly considered to be compensation, including, without limitation, all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payments in respect of stock options or phantom stock options or similar arrangements, stock appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments and perquisites, made to or accrued for the account of that Person or otherwise for the direct or indirect benefit of that Person.

                  "Consolidated Debt Ratio" means, as of a particular date of determination, the ratio of (i) the funded indebtedness of the Company and its Subsidiaries on a consolidated basis (including the PREFSA Loans, the Loans, the NFB Loan and any obligations under Capitalized Leases, but excluding the Franchise Term Note and that certain loan from Fleet Bank in the original principal amount of $1,700,000, which loan matures and is to be paid off in full in June of 2003), to (ii) EBITA for the 12-month period ending as of such date of determination.

                  "Consolidated Interest Charges" means, for any period, total interest expense (including, without limitation, that portion of any Capitalized Lease Obligations attributable to interest expense in conformity with GAAP and amortization of capitalized interest) with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptances, net costs related to any interest rate hedging, interest rate cap or similar agreement or arrangement, the portion of any fee, commission or discount paid with respect to any interest rate hedge which is being expensed, during the period, less payments received under the interest rate hedging, interest rate cap or similar agreement or arrangement to the extent not already reducing interest expense, all as determined for the Company and its Subsidiaries on a consolidated basis for the period in accordance with GAAP.

                  "Default" shall mean any of the events specified in Section 8 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied or given, as the case may be.

                  "Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared and signed by the Company and delivered to the Purchasers simultaneously with the execution hereof.

                  "Documents" means any "documents," as that term is defined in
Section 9201(a)(30) of the Commercial Code, now owned or hereafter acquired by a Grantor.

                  "Equipment" means all of Grantors' present and hereafter acquired machinery, machine tools, motors, equipment (including computers and printers), furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts and goods, wherever located, including, (i) any interest of Grantors in any of the foregoing and (ii) all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means (i) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of the Company or any Subsidiary under Code Section 414(b), (ii) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any the Company or any Subsidiary under Code
Section 414(c), (iii) solely for purposes of Section 302 of ERISA and Code
Section 412, any organization subject to ERISA that is a member of an affiliated service group of which the Company or any Subsidiary is a member under Code
Section 414(m), or (iv) solely for purposes of Section 302 of ERISA and Code
Section 412, any party subject to ERISA that is a party to an arrangement with the Company or any Subsidiary and whose employees are aggregated with the employees of the Company or any Subsidiary under Code Section 414(o).

                  "Excess Cash Flow" means, for any period, the aggregate net income of the Company and its Subsidiaries plus (X) less (Y), where (X) equals the sum of (i) to the extent not included in net income, cash proceeds to the Company or any Subsidiary actually received from the sale of any of its assets, and (ii) the amount of depreciation and amortization expense (calculated pursuant to GAAP) deducted in the calculation of net income by the Company and its Subsidiaries during such period, and where (Y) equals the sum of (a) capital expenditures actually paid in cash by the Company and its Subsidiaries (but limited to such amounts as permitted under this Agreement), (b) principal payments on all funded Indebtedness permitted under this Agreement (other than principal payments on the PREFSA Revolving Loan), (c) principal portion of capital lease obligations actually paid, and (d) Permitted Tax Distributions.

                  "Event of Default" shall mean the occurrence of the events specified in Article 8 of this Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Financial Statements" shall have the meaning set forth in
Section 3.10.

                  "Financials" shall have the meaning set forth in Section
7.4(b).

                  "Fiscal Year" shall mean the twelve-month accounting period of the Company and its Subsidiaries commencing on January 1 and ending on December 31 of each year.

                  "Franchise Agreement" means, collectively, (i) the Real Estate Brokerage Franchise Agreement, effective as of December 17, 2002, between PLIR and PREA, as amended or modified from time to time, (ii) the Real Estate Brokerage Franchise Agreement, effective as of December 17, 2002, between Hamptons LLC and PREA, as amended or modified from time to time, and (iii) the Real Estate Brokerage Franchise Agreement, effective as of March 14, 2003, between IDE and PREA, as amended or modified from time to time.

                  "Franchisee" means, collectively, B & H, IDE and Hamptons.

                  "Franchise Term Note" means that certain Franchise Term Note in the original principal amount of $3,300,000.00 dated as of December 17, 2002 executed by B&H and Hamptons and payable to the order of PREA.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "General Intangibles" means all of Grantors' present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, clauses, or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, advertising materials, signage, deposit accounts, insurance premium rebates, tax refunds and tax refund claims), other than goods, Accounts and Negotiable Collateral.

                  "Grantors' Books" means, with respect to any Grantor, all of such Grantor's books and records including: ledgers; records indicating, summarizing or evidencing such Grantor's properties or assets (including the Collateral) or liabilities; all information relating to such Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs or other computer prepared information.

                  "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, whether domestic or foreign.

                  "Grantor" shall mean the Company and the Company Subsidiaries other than Preferred.

                  "Guaranty" shall mean the Guaranty of the Loans to the Purchasers by the Company Subsidiaries (other than Preferred), IDE and IRG.

                  "Hamptons" shall mean B & H of the Hamptons, LLC.

                  "IDE" shall mean Insignia Douglas Elliman LLC.

                  "Indebtedness" shall mean any and all obligations of the Company and the Company Subsidiaries consolidated in accordance with GAAP consistently applied as of the date of calculation: (a) for borrowed money, however evidenced; (b) evidenced by any promissory note, bond, debenture or other similar written obligation to pay money; (c) for the deferred purchase price of any asset, property or service; (d) under any interest rate protection, foreign currency exchange, or other interest or exchange rate swap or hedging agreement or arrangement; (e) in respect of any letter of credit or banker's acceptance; (f) to reimburse or compensate any other person respecting any provisional or other temporary credit in advance of collection for deposits of any checks, instruments or other documents made by the referenced person or any of its affiliates; (g) as lessee under leases that have been capitalized or should be capitalized under GAAP; (h) respecting any preferred stock issued by the referenced person bearing any mandatory dividend, interest or other return, or subject to any repurchase or redemption, that is payable in cash or any other property (other than as payable only with common stock or like preferred stock);
(i) respecting unfunded accrued benefits under plans covered by Title IV of ERISA and unfunded accrued post-retirement benefits under any "employee welfare benefit plan" (as defined in ERISA); (j) whereby the referenced person directly or indirectly has guarantied, assumed or otherwise become liable or responsible for the Indebtedness or other obligation of any other person, whether contingent or otherwise, and whether or not recourse is limited to specified amounts or any asset or property of the referenced person; or (k) respecting other items treated as liabilities under GAAP; provided, however, that Indebtedness shall not include (i) obligations incurred in the ordinary course of business that are
(A) treated as current trade accounts payable under GAAP, or (B) owed by the Company to any Company Subsidiary or by any Company Subsidiary to the Company,
(ii) accrued expenses that have been or should be capitalized under GAAP, or
(iii) estimated income Tax liabilities with respect to unrealized appreciation of assets.

                  "Initial Loans" shall mean the Loans to the Company from each Purchaser in the principal amount set forth in Annex A.

                  "Insignia Acquisition" shall mean the acquisition by the Company of all of the membership interests of IDE and IRG pursuant to the Purchase Agreement.

                  "Instruments" means any "instrument," as that term is defined in Section 9102(a)(47) of the Commercial Code, now owned or hereafter acquired by any Grantor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intercompany Loans" means any loan or advance made by the Company to any of its Subsidiaries or Preferred or from any Subsidiary or Preferred to another Subsidiary or Preferred consistent with sound business practices and without any intent to hinder, delay or defraud any creditors.

                  "Intercreditor Agreement" shall mean the Intercreditor Agreement among NFB, PREFSA and New Valley dated as of the date hereof.

                  "IRG" shall mean a newly-formed LLC formed for the conversion of Insignia Residential Group, Inc.

                  "License Approval Date" shall have the meaning set forth in
Section 9.1.

                  "Liens" shall mean security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever.

                  "Loans" shall mean the Loans from each Purchaser to the Company in the Loan Amount.

                  "Loan Amount" shall be the amounts set forth on Annex A, as increased by certain accrued interest thereon in accordance with the terms of the Notes.

                  "Long Island Facilities" shall mean the term loan and revolving credit loan made by PREFSA to the Company and certain affiliates pursuant to a certain loan and security agreement dated as of December 17, 2002.

                  "Majority Purchasers" shall have the meaning set forth in
Section 11.2.

                  "Margin Stock" shall mean any "margin stock" as defined in any applicable Margin Stock Regulations.

                  "Margin Stock Regulations" shall mean Regulation T, U and/or X of the Board of Governors of the Federal Reserve System, as applicable, and the rules and regulations promulgated thereunder, as the same may be supplemented, modified, amended, restated or replaced from time to time, or any corresponding or succeeding provisions of Applicable Law.

                  "Material Adverse Effect" means material adverse effect on (i) the business, assets, operations or financial or other condition of the Company and its Subsidiaries considered on a consolidated basis, (ii) the Company's ability to pay the Subordinated Obligations in accordance with the terms hereof or the other Related Documents, (iii) the value of the Collateral or the amount that the Purchasers would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral, taken as a whole on a going concern basis, or (iv) a material impairment of the priority of the Purchasers' Liens with respect to the Collateral, taken as a whole.

                  "Members" shall mean DTHY Realty, Inc., a New York corporation, Dorothy Herman, New Valley, New Valley Mortgage Corporation and PREFSA.

                  "Membership Interests" shall mean, in the aggregate, thirty percent (30%) equity interests in the Company on a fully diluted basis, in accordance with Annex B.

                  "Montauk Guaranty" shall mean the guaranty of even date by and among the Company, Insignia ESG, Inc. and Insignia Financial Group, Inc. and referred to in the Purchase Agreement as the "Montauk Guaranty."

                  "Multiemployer Plan" shall mean any Plan described in Section 4001(a)(3) of ERISA.

                  "Negotiable Collateral" means all of any Grantor's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the securities of Subsidiaries of such Grantor), documents, personal property leases (wherein such Grantor is the lessor), Chattel Paper and such Grantor's Books relating to the foregoing.

                  "New Valley" shall mean New Valley Real Estate Corporation.

                  "NFB" means Northfork Bank.

                  "NFB Loan" means the term loan evidenced by that certain promissory note dated December 17, 2002 made by B&H to the order of NFB in the principal amount of $1,940,000.

                  "Notes" shall mean the notes evidencing the Initial Loans, in the form of Exhibit I hereto.

                  "Operating Agreement" shall mean the Operating Agreement of the Company dated as of December 17, 2002, as amended by that certain First Amendment of even date herewith.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "PE" shall mean PE Title Agency, LLC.

                  "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Permitted Liens" shall have the meaning set forth in Section 7.2(d).

                  "Permitted Tax Distributions" shall mean distributions on or before April 15, June 15, September 15 and December 15 of each year to each member of the Company and its Subsidiaries in an amount equal to one-quarter of the maximum federal and state income tax rate for individuals (the "Maximum Rate") for the applicable year times the then projected taxable income to such member during the applicable year attributable to the operations of the Company; provided, however, that if the Company and its Subsidiaries for any Fiscal Year, has an actual taxable income which is less than its projected taxable income for such Fiscal Year, and as a result thereof, members of the Company receive distributions from the Company for the payment of such members' taxes which exceed the Maximum Rate times the actual taxable income attributable to the operations of the Company (the "Excess Distribution"), then, in the succeeding year, distributions to members of the Company which would otherwise be permitted hereunder for the payment of taxes will be disallowed on a dollar-for-dollar basis in an amount equal to the Excess Distribution.

                  "Persons" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Body.

                  "Plans" shall mean a plan, program, agreement, arrangement or program described in Section 4021(a) of ERISA and required to be included in the Disclosure Schedule pursuant to Section 3.14(a).

                  "Pledged Securities" shall mean the equity interests in each direct or indirect Subsidiary now owned or hereinafter acquired by the Company, excluding Preferred until the License Approval Date.

                  "PREA" shall mean Prudential Real Estate Affiliates.

                  "PREA Secured Obligations" shall mean the obligations of B&H and Hamptons under the Franchise Term Note.

                  "Preferred" shall mean Burr Enterprises, Ltd., a New York corporation d/b/a Preferred Empire Mortgage Company.

                  "PREFSA" shall mean The Prudential Real Estate Financial Services of America, Inc.

                  "PREFSA Loan Agreement" shall mean the Loan and Security Agreement between the Company, the Company subsidiaries and PREFSA dated March 14, 2003.

                  "Pro Rata Share" shall have the meaning set forth in Section 11.2.

                  "Prohibited Transaction" shall mean any transaction set forth in Section 404 of ERISA or the regulations thereunder, Section 4975 of the Code or regulations thereunder.

                  "Projections" means the Company and its Subsidiaries forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements (including budgeted capital expenditures); and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary basis, supported by an office by office profit and loss projection, and otherwise consistent with the Company and its Subsidiaries historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Purchase Agreement" shall mean a Purchase and Sale Agreement by and among Insignia Financial Group, Inc., Insignia ESG, Inc., Insignia Residential Group, Inc., Insignia IP, Inc. and the Company dated March 14, 2003.

                  "Purchasers" shall mean New Valley and PREFSA.

                  "Related Documents" shall mean the Notes, the Guaranty and the Operating Agreement.

                  "Reportable Event" means a "reportable event" as that term is defined in Section 4043 of ERISA.

                  "Security Documents" means all assignments, pledges, agreements, instruments, financing statements and documents and other written matter necessary or requested (now or hereafter) by Agent, on behalf of the Purchasers, to evidence, confirm, effect or perfect, and keep perfected, Purchasers' security interest in the Collateral.

                  "Securities" shall mean the Notes and Membership Interests.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Service" means the Internal Revenue Service.

                  "Subordinated Obligations" means and includes the Loans, and all other liabilities, obligations, covenants and duties owing to Purchasers from the Company and the Company Subsidiaries of any kind or nature, present or future, arising under this Agreement, the Notes or under any other agreement or document executed pursuant to or in connection with this Agreement or the transactions described herein, as such Agreement, Notes or any other such agreement or document may be amended or modified from time to time. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and any other sums chargeable to the Company or any of the Company Subsidiaries under this Agreement or in connection with this Agreement.

                  "Subordination Agreement" shall mean the Subordination Agreement of even date herewith by and among New Valley, Agent and PREFSA.

                  "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors, Board of Managers or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

                  "Superior Debt" shall mean the borrowings and all other obligations under the PREFSA Loan Agreement, or any refinancings thereof in a principal amount not to exceed $57,500,000 (plus any protective advances made thereunder).

                  "Superior Debt Obligations" shall mean the borrowings, interest, charges, expenses, fees, attorneys fees and other amounts chargeable to the Company or its Subsidiaries under the PREFSA Loan Agreement.

                  "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, tariffs, imposts, penalties or other assessments of any kind imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, profits, ad valorem, net worth, value added, service, special assessments, workers' compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, real or personal property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto.

                  "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Transactions" shall mean the Transactions provided for or contemplated by this Agreement and the Related Documents.

                  "Transfer" shall mean any sale, assignment, license or other transfer, whether voluntarily or involuntarily or by operation of law.

         11.      AGENT AND PURCHASERS.

                  11.1. APPOINTMENT OF AGENT. Upon the terms and provisions and subject to the conditions contained in this Agreement, the Purchasers hereby appoint New Valley to act as Agent under this Agreement and the other Related Documents, and New Valley hereby accepts such appointment.

                  11.2.    VOTING RIGHTS, ETC.

                  (a) Notwithstanding anything to the contrary in this Agreement or any other Related Document, the prior written consent of each affected Purchaser shall be required for any action that would (i) release or subordinate any interest under any Related Document in any material part of the Collateral, (ii) release any guarantor, surety or pledgor from personal liability under any Related Document, (iii) alter the manner of determining any Purchaser's Pro Rata Share, or (iv) effect an amendment or restatement of this Agreement, any Note or any other Related Document which adversely affects such Purchaser.

                  (b) Except as otherwise provided in Section 11.2(a) of this Agreement, the prior written consent of the Majority Purchasers shall be required for any action that would (i) declare or waive any Event of Default (other than an Event of Default under Section 8(h) which may be declared or waived by PREFSA acting individually), (ii) waive or consent to any departure from any other term or provision of this Agreement, any Note or any other Related Document signed by the Purchasers, (iii) otherwise amend or restate this Agreement, any Note or any other Related Document signed by the Purchasers, (iv) exercise the right to vote the indebtedness evidenced by the Notes with respect to any plan of reorganization, distribution right or otherwise in connection with any proceeding under the Bankruptcy Code, or (v) determine to commence any case, proceeding or other action against the Company of the type described in Section 8(f) hereof; provided that the Agent in its discretion nevertheless from time to time may grant temporary waivers or consents respecting the late delivery of notices, financial statements and similar documents and consent to non-substantive changes in the form thereof.

                  (c) Except as otherwise provided in this Agreement or any other Related Document, the Agent shall have the right (but shall be under no duty or obligation) to make any and all decisions with respect to the terms and provisions of the Related Documents other than those requiring the approval of the Majority Purchasers, including (without limitation) the right to give any notice, to otherwise communicate with the Company or any guarantor, surety or pledgor under any Related Document and to waive or consent to any departure from any of those terms or provisions, all without notice to or consent from any Purchaser.

                  (d) Each Purchaser shall be bound by such notices, consents, waivers, releases, supplements, modifications, amendments, restatements and other agreements and communications as so made by the Agent or the Majority Purchasers, as and if required to the same extent as if each Purchaser had been a party thereto. A separate consent from a Purchaser shall not be required for any document signed by it.

                  (e) "PRO RATA SHARE" at a particular time for a particular Purchaser shall mean a share of the referenced item equal to the percentage obtained by dividing (i) that portion of the principal balance then outstanding under the Loans attributable to principal amounts received from such Purchaser under this Agreement and not theretofore repaid, by (B) the aggregate principal balance then outstanding under all of the Loans.

                  (f) "MAJORITY PURCHASERS" at a particular time shall mean the Purchasers (which may include the Agent) then having an aggregate Pro Rata Share of at least 66 2/3%.

         11.3     POWERS AND DUTIES OF THE AGENT, ETC.

                  (a) With the consent of the Majority Purchasers specified in this Agreement, the Agent from time to time in its discretion may exercise or otherwise enforce any right, power, privilege, remedy or interest under this Agreement and the other Related Documents and Applicable Law, and shall perform all duties specifically required of it by the terms of this Article, in all cases together with such rights, powers, privileges and remedies as are incidental thereto.

                  (b) To the extent possession of the Collateral may be required or permitted under any of the Related Documents, the Agent shall hold such Collateral as collateral agent for the other Purchasers. The Agent also may be designated as the secured party for the purpose of any Uniform Commercial Code, mortgage or other filing. Each such collateral agency shall be for the limited purpose of perfecting the Purchasers' security interest in the Collateral for the benefit of the Purchasers and shall be subject to the rights of the Purchasers and the pledgors under the relevant Related Documents. Except as otherwise provided in this Agreement or any other Related Document, the Agent shall have the right to administer the Collateral and the security interests with respect thereto in such manner as the Agent may deem necessary or desirable. The Agent shall administer the Loans in the same manner as it administers its own loans. Except as otherwise provided in this Agreement or any other Related Document, the Agent, without notice to or consent from any Purchaser, from time to time may execute and deliver releases, subordinations, satisfactions, assignments, reassignments and similar instruments and documents in respect of any Collateral and take any other action that may be necessary or desirable in connection therewith so long as such instruments, documents or actions are required, contemplated or permitted by the terms and provisions of the relevant Related Document(s).

                  (c) Without limiting its right to do so in its discretion, the Agent shall be fully justified in failing or refusing to take or continue any action under this Agreement or any other Related Document unless the Agent first shall be reimbursed or otherwise indemnified to its reasonable satisfaction (which may include the deposit of funds) by the Purchasers (other than itself) in accordance with their respective Pro Rata Share against any and all liabilities and expenses that the Agent reasonably estimates may be incurred by the Agent by reason of taking or continuing to take any such action.

         11.4 STATUS AND LIABILITY OF THE AGENT, ETC. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any other Purchaser. The Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement, the other Related Documents and Applicable Law or perform any of its duties under this Agreement and the other Related Documents by or through its directors, officers, employees, attorneys, agents or designees. The Agent and its designees, and their respective directors, officers, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions amounting to gross negligence or willful misconduct as finally determined pursuant to Applicable Law by a Governmental Entity having jurisdiction) for acts and omissions arising out of or related directly or indirectly to this Agreement, any Note, any other Related Document, any part of the Collateral, any of the Loans or the application of any proceeds thereof, and each Purchaser hereby expressly waives any and all claims and actions (other than to the extent occasioned by a person's own acts or omissions amounting to gross negligence or willful misconduct as finally determined pursuant to Applicable Law by a Governmental Entity having jurisdiction) against the Agent or its designees, and their respective directors, officers, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

         11.5 RESIGNATION AND SUCCESSOR AGENT. The Agent may resign at any time by giving written notice to the Purchasers and the Company. The Agent may be removed at any time by written action of the Majority Purchasers. Upon such resignation or removal, the Majority Purchasers shall have the right to designate any Purchaser as successor Agent with the consent of the Company (which consent shall not be unreasonably withheld or delayed). In the event no one has been approved (or accepted the appointment) as successor Agent within thirty days of the Agent's notice of resignation, PREFSA shall be appointed as successor Agent or, if PREFSA declines to accept such appointment, the Agent in its discretion may (on behalf of all of the

Purchasers) appoint any other Purchaser as successor Agent. Upon the acceptance of any appointment as Agent hereunder, the successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges, interest and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations as "Agent" under this Agreement and the other Related Documents. After resigning as Agent, the terms and provisions of this Agreement and the other Related Documents shall nevertheless inure to the resigned Agent's benefit as to any actions taken or omitted while it was Agent.

         11.6 EXCESS PAYMENTS. If any Purchaser shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Subordinated Obligations in excess of its pro rata share of payments and other recoveries on account of such Subordinated Obligations obtained by all Purchasers, such Purchaser shall purchase from the other Purchasers such participations in such Subordinated Obligations held by them as shall be necessary to cause such purchasing Purchaser to share the excess payment or other recovery ratably with each of the other Purchasers, provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Purchaser, the purchase shall be rescinded and the purchase price restored to such Purchaser to the extent of such recovery, but without interest.

         12.      SUCCESSORS AND ASSIGNS; ASSIGNMENT.

         (a) Whenever in this Agreement or any other Related Document reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Company in this Agreement and the Related Documents shall inure to the benefit of the successors and assigns of the Purchasers; provided, however, that nothing herein shall be deemed to authorize or permit the Company to assign any of its rights or obligations under this Agreement or any Related Documents to any other person and the Company covenants and agrees that it shall not make any such assignment. The Purchasers from time to time: (a) may assign all or any portion(s) of the rights, powers, privileges, remedies and interests of, and/or the Loans owed to the Purchasers under this Agreement or any other Related Document (b) may furnish and disclose financial statements, documents and other information pertaining to the Company or any Company Subsidiary or to any potential assignee and (c) may take any and all other actions that the Purchasers may determine (in its sole and absolute discretion) to be necessary or appropriate in connection with any such assignment, or participation; in each case, unless otherwise required below, without notice to or consent of any Borrower or any other Person.

         (b) The Purchasers may assign to one or more assignees (each an "Assignee") all or a portion of its rights under this Agreement. The parties to each assignment shall execute and deliver to the Company a copy of the Assignment and Assumption Agreement to the Purchasers; provided, that any failure or delay in giving any such copy shall not affect the validity of any such assignment. The Company agrees to execute and deliver such amendments to or restatements of this Agreement and the Related Documents as may be reasonably required to reflect any such assignment (including, without limitation, the delivery of such replacement notes as are reasonably required to reflect any such assignment).

         (c) The Company covenants and agrees to furnish copies of financial statements, reports and other documents required under this Agreement directly to such potential assignees as the Purchasers or such assignee from time to time may, request.

         13.      MISCELLANEOUS.

                  (a) SURVIVAL. All covenants, representations and warranties made herein shall survive the Closing.

                  (b) GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York as applied to agreements entered into and performed entirely in the State of New York.

                  (c) CONSENT TO JURISDICTION. THE COMPANY (BY ITS EXECUTION HEREOF) AND EACH NOTEHOLDER (BY ITS ACCEPTANCE OF ITS NOTE) EACH (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK (OR THE UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF NEW YORK) FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS AGREEMENT, (II) WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT, THE NOTE OR ANY CONTRACTUAL OBLIGATION RELATING HERETO OR THERETO, OR THE SUBJECT MATTER HEREOF OR THEREOF, MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT,
         (III) AGREES NOT TO COMMENCE ANY ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS AGREEMENT OTHER THAN BEFORE ONE OF THE ABOVE-NAMED COURTS NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS WHETHER ON GROUNDS OF INCONVENIENT FORUM OR OTHERWISE AND (IV) CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY NEW YORK STATE LAW, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS INDICATED IN SECTION 13(d) HEREOF IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

                  (d) NOTICES; PAYMENTS. Any notice or other document required or permitted to be given or delivered to the Purchasers shall be delivered at, or sent by certified or registered mail to, the Agent at: New Valley Real Estate Corporation, 100 S.E. Second Street, 32nd floor, Miami, Florida 33131, Attn: Richard
         J. Lampen, Executive Vice President or such other address that shall have been furnished to the Company in writing by the Agent. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at or sent by registered or certified mail to Montauk Battery Realty, LLC, 110 Walt Whitman Road, Huntington Station, NY 11746, or to such other address as shall have been furnished in writing to the Agent by the Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee. Unless the Company is otherwise instructed by the Purchasers, all payments to the Purchasers under the Note shall be made by wire transfer to the account furnished to the Company in writing by such Purchasers.

                  (e) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and both of which together shall constitute one instrument.

                  (f) ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Related Documents, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Majority Purchasers; provided that any amendment which would adversely affect a Purchaser shall require the written consent of such Purchaser.

IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    MONTAUK BATTERY REALTY LLC

                                    By: /s/ Dorothy Herman
                                        -------------------------------------
                                        Dorothy Herman, President

                                    PURCHASERS:

                                    NEW VALLEY REAL ESTATE CORPORATION.

                                    By:/s/ Richard Lampen
                                       --------------------------------------
                                       Richard Lampen, Executive Vice President

                                    THE PRUDENTIAL REAL ESTATE FINANCIAL
                                    SERVICES OF AMERICA, INC.

                                    By: /s/ Andrew Downs
                                        -------------------------------------

                                        Andrew Downs, President

                                    EXHIBIT I

                                 PROMISSORY NOTE

                                     ANNEX A

     Purchaser                                       Loan Amount
     ---------                                       -----------
New Valley Real Estate Corporation                   $9,500,000

The Prudential Real Estate Financial
Services of America, Inc.                            $9,500,000

                                     ANNEX B

          Purchaser                              Percentage Membership Interest*
          ---------                              -------------------------------
New Valley Real Estate Corporation                             15.00%

The Prudential Real Estate
Financial Services, Inc.                                       15.00%

* represents percentage equity interest in the Company on a fully diluted basis

                                                                       EXHIBIT I

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO AN ORIGINAL ISSUE DISCOUNT. CONTACT MONTAUK BATTERY REALTY LLC, 110 WALT WHITMAN ROAD, HUNTINGTON STATION, NY 11746, ATTENTION: RALPH CUSANO, (631) 549-7401 FOR ADDITIONAL INFORMATION WITH RESPECT THERETO.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THIS NOTE IS THE SUBJECT OF CERTAIN SUBORDINATION PROVISIONS CONTAINED IN A SUBORDINATION AGREEMENT DATED MARCH 14, 2003, BY AND AMONG MONTAUK BATTERY REALTY LLC, NEW VALLEY REAL ESTATE CORPORATION AND THE PRUDENTIAL REAL ESTATE FINANCIAL SERVICES OF AMERICA, INC., WHICH, AMONG OTHER THINGS, SUBORDINATES THE OBLIGATIONS OF THE OBLIGOR HEREUNDER TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS OF THE OBLIGOR TO THE HOLDER OF SUPERIOR DEBT AS DEFINED THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY OR OBTAINED FROM THE COMPANY WITHOUT CHARGE.

This instrument is subject to the terms of a Subordination Agreement dated March 14, 2003 among Insignia ESG, Inc., a Delaware corporation, Insignia Financial Group, Inc., a Delaware corporation, The Prudential Real Estate Financial Services of America, Inc., a California corporation, and New Valley Real Estate Corporation, a Delaware corporation, and consented and agreed to by Montauk Battery Realty, LLC, a New York limited liability company, B&H Associates of NY, LLC, a New York limited liability company, PE Title Agency, LLC, a New York limited liability company, and B&H of the Hamptons, LLC, a New York limited liability company, which agreement is incorporated herein by reference. Notwithstanding any statement to the contrary contained in this instrument, no payment on account of the obligations hereunder, whether of principal or interest or otherwise, shall be made, paid, received or accepted except in accordance with the express terms of said Subordination Agreement.

                   12.00% SUBORDINATED NOTE DUE MARCH 14, 2013

                           MONTAUK BATTERY REALTY, LLC

$9,500,000                                                        March 14, 2003

         FOR VALUE RECEIVED, the undersigned, MONTAUK BATTERY REALTY LLC, a New York limited liability company (the "Company"), hereby promises to pay to the order of NEW VALLEY REAL ESTATE CORPORATION, a Delaware corporation ("Payee") or its assigns (Payee or any such assignee from time to time, the "Noteholder"), at 100 S.E Second Street, 32nd floor, Miami, Florida 33131 by the method set forth in
Section 12(d) of the Purchase

         Agreement referred to in Section 1 hereof, or at such other place as the Noteholder shall from time to time have designated to the Company in writing, on March 14, 2013 (the "Maturity Date"), Nine Million Five Hundred Thousand Dollars ($9,500,000) and to pay interest thereon as provided in Section 2 hereof.

1. THE NOTE. This Note (the "Note") is issued pursuant to Section 1 of the Note and Equity Purchase Agreement dated as of March 14, 2003, between the Company, Payee and the other note purchasers thereunder (as amended, modified or supplemented and in effect from time to time, the "Purchase Agreement"). This Note, together with any notes issued in exchange for it, is referred to herein as the "Note."

2. INTEREST PROVISIONS. This Note shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) from the date hereof, on the principal amount hereof from time to time unpaid, to and including the maturity hereof, at a rate per annum equal to twelve percent (12.00%), ten percent (10.00%) of which shall be payable in cash and two percent (2.00%) of which shall accrue, be added to the principal amount hereof and be payable on the Maturity Date. Interest shall be payable on the outstanding principal amount of this Note on the first business day of each month from the date hereof through the Maturity Date, with the final payment of accrued and unpaid interest being due and payable on the Maturity Date.

         Notwithstanding any provisions of this Note, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law.

3. PAYMENT PROVISIONS. The Company covenants that so long as the Note is outstanding:

         3.1 Payment at Maturity of the Note. On the Maturity Date, or on any accelerated maturity of the Note permitted hereby, the Company will pay the entire principal amount of this Note then outstanding, together with all accrued and unpaid interest thereon.

         3.2 Voluntary Prepayments. Subject to the restrictions imposed by the Superior Debt, the Company may at any time and from time to time prepay all or part of the principal amount of the Note then outstanding without penalty or premium.

         3.3 Mandatory Prepayment. (a) The Company shall make annual mandatory payments to the Noteholder of principal on this Note on the first Business Day in June of each year commencing June 2004 this Note is outstanding equal to ten (10%) percent of the Excess Cash Flow for the Fiscal Year ending on the prior December 31.

         (b) Commencing March 14, 2011 or upon any earlier repayment in full of amounts outstanding under the PREFSA Loan Agreement and termination of all commitments thereunder, the Company shall pay to the Noteholder the amount of principal then outstanding under this Note in eight equal quarterly installments, on the first business day of March, June, September and December. Each such principal payment shall be accompanied by accrued and unpaid interest thereon. Any remaining principal and interest hereunder shall be paid in full by the Company on the Maturity Date.

         3.4 Notice of Prepayments. Notice of each voluntary prepayment of the Note pursuant to Section 3.2 hereof or mandatory prepayment pursuant to
Section 3.3 hereof, shall be given in accordance with Section 12 (c) of the Purchase Agreement not fewer than three days before the prepayment date, in each case by mailing to the Noteholder a notice of intention to prepay specifying the date of prepayment, the aggregate amount of the Note to be prepaid on such date, the principal amount of the Note to be prepaid on such date held by the Noteholder, and the accrued interest applicable to such prepayment.

         3.5 Payment and Interest Cut-Off. Upon each prepayment of the Note, in whole or in part, the Company will pay to the Noteholder the amount of the Note to be prepaid, as set forth in the notice delivered pursuant to Section
3.4 hereof, together with unpaid interest in respect thereof accrued from the last interest payment date to and including the prepayment date.

4.       SUBORDINATION.

         The payment of principal and interest on this Note is subordinated to Superior Debt in accordance with the provisions of the Subordination Agreement and each holder of this Note expressly agrees to such subordination. This Note is on a parity and equality with other Subordinated Notes issued and hereafter issued.

5.       DEFAULTS.

         5.1 Generally. Upon the occurrence of an Event of Default (as defined in the Purchase Agreement) or any breach by the Company of the covenants contained herein or therein, the Noteholder may proceed as set forth in Section 9 of the Purchase Agreement.

         5.2 Default Interest Rate; Expenses. If any payment of principal and interest under this Note is not made at the Maturity Date or when otherwise due hereunder, then interest shall accrue on such overdue principal and, to the extent permitted by applicable law, on such overdue interest at a rate of fifteen percent (15.00%) per annum, until such payment is made, whereupon the interest rate applicable hereunder shall return to twelve percent (12.00%) per annum in the manner set forth in Section 2 hereof. In addition, if any payment of principal and interest under this Note is not made at the Maturity Date or when otherwise due, the Company will pay the Noteholder's reasonable out-of-pocket expenses related to the enforcement of its rights hereunder.

6.       MISCELLANEOUS.

         6.1 Definitions. Capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement.

         6.2 Notices. Any notice or other communication to the Company or the Noteholder in connection with this Note shall be deemed to be delivered and received by such addressee if delivered or made in the manner stipulated in the notice provisions of Section 13(d) of the Purchase Agreement and to the addresses specified therein.

         6.3 Consent to Jurisdiction. THE COMPANY (BY ITS EXECUTION HEREOF) AND THE NOTEHOLDER (BY ITS ACCEPTANCE OF THIS NOTE) EACH (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK (OR THE UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF NEW YORK) FOR THE PURPOSE OF ANY ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS NOTE,
(II) WAIVES, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS NOTE OR ANY CONTRACTUAL OBLIGATION RELATING THERETO, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT, (III) AGREES NOT TO COMMENCE ANY ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS NOTE OTHER THAN BEFORE ONE OF THE ABOVE-NAMED COURTS NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURTS WHETHER ON GROUNDS OF INCONVENIENT FORUM OR OTHERWISE AND (IV) CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY NEW YORK STATE LAW, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS INDICATED IN SECTION 13 (d) OF THE PURCHASE AGREEMENT IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

         6.4 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE COMPANY (BY ITS EXECUTION HEREOF) AND THE NOTEHOLDER (BY ITS ACCEPTANCE OF THIS NOTE) WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON OR RELATING TO THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

         6.5 Governing Law. This Note shall be governed by and construed in accordance with the domestic substantive laws of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by a duly authorized officer as of the date first written above.

                                               MONTAUK BATTERY REALTY, LLC

                                               By_______________________________
                                                  Name:
                                                  Title: Manager